                AGREEMENT AND PLAN OF MERGER


                        BY AND AMONG


                  ALLEGIANT BANCORP, INC.


             ALLEGIANT ACQUISITION CORPORATION


                            AND


                   EQUALITY BANCORP, INC.





                 DATED AS OF JULY 26, 2000

                                  TABLE OF CONTENTS


ARTICLE I      THE MERGER                                                    2
      1.1      The Merger                                                    2
      1.2      Effective Time                                                2
      1.3      Effects of the Merger                                         3
      1.4      Effect on Capital Stock                                       3
      1.5      Stock Options                                                 5
      1.6      MRP Awards                                                    6
      1.7      Tax Consequences                                              6
      1.8      The Closing                                                   6

ARTICLE II     EXCHANGE OF CERTIFICATES                                      7
      2.1      Allegiant to Make Shares Available                            7
      2.2      Exchange of Certificates                                      7

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF EQUALITY                    9
      3.1      Corporate Organization                                       10
      3.2      Capitalization                                               11
      3.3      Authority                                                    12
      3.4      Consents and Approvals                                       12
      3.5      Reports                                                      13
      3.6      SEC Documents                                                14
      3.7      Broker's Fees                                                15
      3.8      Absence of Certain Changes or Events                         15
      3.9      Legal Proceedings                                            15
      3.10     Taxes and Tax Returns                                        16
      3.11     Employee Benefit Plans                                       18
      3.12     Compliance with Applicable Law                               21
      3.13     Certain Contracts                                            22
      3.14     Agreements with Regulatory Agencies                          23
      3.15     Investment Securities                                        24
      3.16     Undisclosed Liabilities                                      24
      3.17     Insurance                                                    24
      3.18     Allowance for Loan Losses                                    24
      3.19     Environmental Liability                                      25
      3.20     Approval Delays                                              25
      3.21     Vote Required                                                25
      3.22     Title and Condition of Assets                                25
      3.23     Real Property                                                26
      3.24     Conduct of Equality to Date                                  27
      3.25     Registration Obligations                                     27

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF ALLEGIANT AND
               ACQUISITION CORP                                             27
      4.1      Corporate Organization                                       27

      4.2      Capitalization                                               28
      4.3      Authority                                                    29
      4.4      Consents and Approvals                                       30
      4.5      Reports                                                      31
      4.6      SEC Documents                                                31
      4.7      Broker's Fees                                                32
      4.8      Absence of Certain Changes or Events                         32
      4.9      Legal Proceedings                                            33
      4.10     Taxes and Tax Returns                                        33
      4.11     Employee Benefit Plans                                       36
      4.12     Compliance with Applicable Law                               38
      4.13     Certain Contracts                                            38
      4.14     Agreements with Regulatory Agencies                          40
      4.15     Investment Securities                                        41
      4.16     Undisclosed Liabilities                                      41
      4.17     Insurance                                                    41
      4.18     Allowance for Loan Loss                                      41
      4.19     Environmental Liability                                      42
      4.20     Approval Delays                                              42
      4.21     Vote Required                                                42
      4.22     Title and Condition of Assets                                42
      4.23     Real Property                                                43
      4.24     Conduct of Allegiant to Date                                 43

ARTICLE V      ADDITIONAL AGREEMENTS                                        44
      5.1      Conduct of Business                                          44
      5.2      Negative Covenants                                           44
      5.3      Access to Information and Due Diligence                      46
      5.4      Shareholder Approvals                                        47
      5.5      Registration Statement and Regulatory Filings                48
      5.6      Reasonable Efforts                                           49
      5.7      Business Relations and Publicity                             49
      5.8      Listing of Shares                                            49
      5.9      Maintenance of Insurance                                     49
      5.10     Affiliate Letters                                            50
      5.11     No Conduct Inconsistent with this Agreement                  50
      5.12     Board of Directors' Notices, Minutes, Etc.                   51
      5.13     Untrue Representations and Warranties                        51
      5.14     Indemnification; Directors' and Officers' Insurance          51
      5.15     Employee Benefit and Incentive Plans                         53
      5.16     Employment Agreements                                        55
      5.17     Deferred Compensation Agreement                              55
      5.18     Severance Program and Stay Bonus Program                     56
      5.19     COBRA                                                        56
      5.20     Filing and Other Fees                                        56
      5.21     Board Seat                                                   56

ARTICLE VI     CONDITIONS PRECEDENT                                         56
      6.1      Conditions Precedent to Obligations of Allegiant and         56
      6.2      Conditions Precedent to Obligations of Equality              60

ARTICLE VII    TERMINATION, EXPENSES AND AMENDMENT                          64
      7.1      Termination                                                  64
      7.2      Effect of Termination                                        67
      7.3      Termination Fee; Expenses                                    67
      7.4      Amendment                                                    68
      7.5      Extension; Waiver                                            68

ARTICLE VIII   GENERAL PROVISIONS                                           69
      8.1      Non-survival of Representations, Warranties and Agreements   69
      8.2      Notices                                                      69
      8.3      Interpretation                                               70
      8.4      Counterparts                                                 70
      8.5      Entire Agreement                                             70
      8.6      Governing Law                                                70
      8.7      Severability                                                 70
      8.8      Publicity                                                    71
      8.9      Assignment; Third Party Beneficiaries                        71

                                   EXHIBIT
                                   -------

Exhibit A - Option Agreement                                               A-1

Exhibit B - Voting Agreement                                               B-1

Exhibit C - Form of Affiliate Letter                                       C-1

                                  SCHEDULES
                                  ---------

Equality
--------

Schedule 1.4         Accounts to be Reconciled

Schedule 1.5         Equality Option Holders

Schedule 1.6         Equality MRP Awards

Schedule 3.1(a)      Charters and Bylaws

Schedule 3.1(b) Ownership of Voting Stock or Equity Securities by Equality

Schedule 3.3(b)      Conflicts Schedule

Schedule 3.5         Regulatory Matters

Schedule 3.7         Engagement Letter

Schedule 3.8(a)      Material Liabilities and Events

Schedule 3.9(a)      Legal Proceedings, Claims, Etc.

Schedule 3.9(b)      Injunctions, Orders, Decrees, Etc.

Schedule 3.10        Tax Matters

Schedule 3.11(b)     List of Equality Plans

Schedule 3.11(c)     Equality Title IV or Multiemployer Plan

Schedule 3.13(a)     Certain Contracts

Schedule 3.14        Agreements with Regulatory Agencies

Schedule 3.16        Undisclosed Liabilities

Schedule 3.19        Environmental Liability

Schedule 3.22(a)     Title and Condition of Assets

Schedule 3.23(a)     Real Property

Schedule 3.23(c)     Title to Real Property

Schedule 3.24        Employee Matters

Schedule 5.16        Employment Agreements

Schedule 5.17        Deferred Compensation Agreements

Schedule 5.18        Severance Program and Stay Bonus Program

Allegiant
---------

Schedule 4.1(a)      Charters and Bylaws

Schedule 4.1(b) Ownership of Voting Stock or Equity Securities by Allegiant

Schedule 4.2(a)      Outstanding Subscriptions, Options, Warrants, Etc.

Schedule 4.2(b)      Encumbrances on Subsidiary Ownership

Schedule 4.3(b)      Conflicts Schedule

Schedule 4.8(a)      Material Liabilities and Events

Schedule 4.9(a)      Legal Proceedings, Claims, Etc.

Schedule 4.9(b)      Injunctions, Orders, Decrees, Etc.

Schedule 4.10        Tax Matters

Schedule 4.11(b)     List of Allegiant Plans

Schedule 4.13(a)     Certain Contracts

Schedule 4.16        Undisclosed Liabilities

Schedule 4.19        Environmental Liability

Schedule 4.22(a)     Title and Condition of Assets

Schedule 4.23(a)     Real Property

Schedule 4.23(c)     Title to Real Property

                   AGREEMENT AND PLAN OF MERGER

   This Agreement and Plan of Merger (this "Agreement") is made and
                                            ---------
entered into as of the 26th day of July, 2000, by and among ALLEGIANT BANCORP, INC., a Missouri corporation ("Allegiant"), ALLEGIANT
                                        ---------
ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Allegiant ("Acquisition Corp."), and EQUALITY BANCORP,
                          -----------------
INC., a Delaware corporation ("Equality").
                               --------

   WHEREAS, the respective Boards of Directors of the parties hereto deem it advisable and in the best interests of the parties hereto and their respective shareholders to consummate the Merger (as defined in
Section 1.1), upon the terms and subject to the conditions of this
-----------
Agreement;

   WHEREAS, as an inducement to Allegiant and Acquisition Corp. to enter into this Agreement, concurrently with the execution hereof, Equality has entered into an Option Agreement in the form attached hereto as Exhibit A (the "Option Agreement") pursuant to which
          ---------       ----------------
Equality has granted to Allegiant an option to purchase from Equality, upon the terms and conditions described in the Option Agreement, shares of Equality Common Stock (as defined below);

   WHEREAS, as an inducement to Allegiant and Acquisition Corp. to enter into this Agreement, concurrently with the execution hereof, Equality and each director of Equality in his or her capacity as a shareholder of Equality has entered into a Voting Agreement in the form attached hereto as Exhibit B (each a "Voting Agreement") pursuant to
                   ---------          ----------------
which, among other things, each such shareholder has agreed to vote in favor of this Agreement and the Merger; and

   WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger;

   NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto covenant and agree as follows.

                             ARTICLE I

                             THE MERGER

   1.1  The Merger.  At the Effective Time (as defined in Section
        ----------                                        -------
1.2) and subject to and upon the terms and conditions of this Agreement
---
and the Delaware General Corporation Law ("Delaware Law"), Acquisition
                                           ------------
Corp. shall merge with and into Equality (the "Merger"), the separate
                                                ------
corporate existence of Acquisition Corp. shall cease, and Equality shall continue as the surviving corporation (as such, the "Surviving
                                                     ---------
Corporation"), which shall be a wholly-owned subsidiary of Allegiant.
-----------
Pursuant to the Merger:

        (a) the Certificate of Incorporation of Equality, as in effect immediately before the Effective Time, shall be, from and after the Effective Time, the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and under Delaware Law;

        (b) the Bylaws of Equality, as in effect immediately before the Effective Time, shall be, from and after the Effective Time, the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and under Delaware Law;

        (c) the directors of Acquisition Corp. immediately before the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation, each to serve until his or her death, resignation or removal or until his or her successor is duly elected and qualified; and

        (d) the officers of Acquisition Corp. immediately before the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation, each to serve until his or her death, resignation or removal or until his or her successor is duly elected and qualified.

   1.2  Effective Time.  As promptly as practicable on the Closing
        --------------
Date (as hereinafter defined), the parties shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of
                                                    --------------
Merger") with the Delaware Secretary of State with respect to the
------
Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such later date or time as may be set forth in the Certificate of Merger (such time as the Merger becomes effective being hereinafter referred to as the "Effective Time").
                                                --------------

   1.3  Effects of the Merger.  At the Effective Time, the effect of the
        ---------------------
Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Equality and Acquisition Corp. shall continue with, or vest in, as the case may be, Equality as the Surviving Corporation, and all debts, liabilities and duties of Equality and Acquisition Corp. shall continue to be, or become, as the case may be, the debts, liabilities and duties of Equality as the Surviving Corporation. At the Effective Time, the Surviving Corporation shall be a direct wholly-owned subsidiary of Allegiant.

   1.4  Effect on Capital Stock.
        -----------------------

        (a)  At the Effective Time, subject to Section 2.2, by
                                               -----------
virtue of the Merger and without any action on the part of Equality, or the holder of any securities of Equality, each share of common stock, $.01 par value per share, of Equality (the "Equality Common Stock")
                                            ---------------------
issued and outstanding (other than shares canceled pursuant to Section
                                                               -------
1.4(c)), shall be converted into the right to receive 1.118 shares of
------
common stock, $.01 par value per share, of Allegiant ("Allegiant Common
                                                       ----------------
Stock"), provided that holders of fractional shares shall be entitled
-----
to receive cash in lieu of fractional shares pursuant to Section
                                                         -------
2.2(d).  The conversion of each share of Equality Common Stock into
------
1.118 shares of Allegiant Common Stock shall be hereinafter referred to as the "Exchange Ratio." The Exchange Ratio shall be appropriately
        --------------
adjusted to eliminate the effect of any dividend (whether in cash, securities or other property, but excluding any regular, quarterly cash dividend of Allegiant), stock split, reclassification, recapitalization, reverse split, or similar event, announced or occurring, with respect to Allegiant Common Stock and with a record date after execution of this Agreement and before the Effective Time. The parties hereby acknowledge and agree that the Exchange Ratio shall be adjusted after the date hereof to take into account any reconciliation adjustments with respect to the accounts of Equality described on Schedule 1.4 hereto if the
                                         ------------
impact of such adjustments to Equality's consolidated shareholders' equity, including any relevant tax effecting adjustments, results in an increase or decrease of greater than $50,000 in the aggregate. The amount by which such adjustment exceeds $50,000, whether as an increase or a decrease to Equality's consolidated shareholders' equity, is the "Adjusting Amount." If the Exchange Ratio is subject to adjustment
 ----------------
pursuant to the above provision, the Exchange Ratio, for all purposes of this Agreement, shall equal 1.118 plus or minus (as appropriate) the amount determined by dividing (x) the quotient of (A) the Adjusting Amount and (B) $9.25 by (y) the total number of shares of Equality Common Stock issued and outstanding as of the date hereof. The Exchange Ratio shall be rounded to three decimal places. Equality will assist Allegiant in obtaining the specified reconciliations and supporting information and any proposed adjustments must be submitted by Allegiant to Equality within three weeks from the date of this Agreement.

        (b)  All of the shares of Equality Common Stock converted
into Allegiant Common Stock pursuant to this Article I shall no longer be outstanding, shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each an "Equality
                                                         --------
Common Stock Certificate") previously representing any such shares of
------------------------
Equality Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Allegiant Common Stock (each an "Allegiant Common Stock Certificate")
                                 ----------------------------------
and (ii) cash in lieu of any fractional shares of Allegiant Common Stock into which such shares of Equality Common Stock have been converted pursuant to this Section 1.4 and Section 2.2. Equality Common Stock
                 -----------     -----------
Certificates previously representing shares of Equality Common Stock shall be exchanged for Allegiant Common Stock Certificates representing whole shares of Allegiant Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Equality Common Stock Certificates in accordance with Section 2.2,
                                                      -----------
without any interest thereon.

        (c)  At the Effective Time, (i) each share of Equality
Common Stock held in the treasury of Equality, (ii) each share of Equality Common Stock held under the Equality 1997 Management Development and Recognition Plan (the "Equality MRP") that, as of the
                                       ------------
Effective Time, is not subject to an outstanding plan share award under the Equality MRP, (iii) each share of Equality Common Stock held by any of Equality's Subsidiaries (as hereinafter defined) other than in a fiduciary capacity and (iv) each share of Equality Common Stock owned by Allegiant, Acquisition Corp. or any other Subsidiary (as hereinafter defined) of Allegiant other than in a fiduciary capacity shall be canceled and retired and no shares of stock or other securities of Allegiant or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

        (d) At the Effective Time, the shares of common stock, par value $.01 per share, of Acquisition Corp. issued and outstanding immediately before the Effective Time, and all rights in respect thereof, shall, without any action on the part of Allegiant, forthwith cease to exist and be converted into an aggregate of 1,000 validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation, par value $.01 per share (the "Surviving
                                                      ----------
Corporation Common Stock"). Immediately after the Effective Time and
------------------------
upon surrender by Allegiant of the certificate representing the shares of the common stock of Acquisition Corp., the Surviving Corporation shall deliver to Allegiant an appropriate certificate or certificates representing the shares of Surviving Corporation Common Stock created by conversion of the common stock of Acquisition Corp. owned by Allegiant.

   1.5  Stock Options.
        -------------

        (a) Allegiant shall, as of the Closing Date, convert the outstanding and unexercised options granted by Equality under the terms of the Equality 1993 Stock Option and Incentive Plan and the Equality 1997 Stock Option and Incentive Plan (collectively, the "Equality
                                                         --------
Option Plans") for the purchase of shares of Equality Common Stock
------------
(each an "Option" and collectively the "Options"), whether or not
          ------                        -------
the option is then exercisable under the terms of the applicable Equality Option Plan, into options to purchase shares of Allegiant Common Stock on the following terms (the "Converted Options"):
                                          -----------------

                    (i) The number of shares of Allegiant Common Stock to be subject to the Converted Option shall be equal to the number of shares of Equality Common Stock subject to the original option multiplied by the Exchange Ratio;

                    (ii) The exercise price per share of Allegiant Common Stock under the converted option shall be equal to the exercise price per share of Equality Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent; and

                    (iii) Converted Options shall be immediately exercisable on and after the Effective Time.

        (b) The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code (as defined in Section 3.10(a)(i) hereof)) shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code and is not intended as a modification of such option (as defined in Section 424(h)(3) of the Code).

        (c)  Allegiant may, at its option, merge the Equality
Option Plans with its own plan or continue the Equality Option Plans after the Effective Time. If Allegiant merges the Equality Option Plans with its own option plan, each Converted Option shall be subject to the terms, benefits, rights and features of

Allegiant's option plan and the related agreement evidencing the grant of such option thereunder from and after the Closing Date, provided that the terms, benefits, rights and features of the Equality Option Plans and of the agreements evidencing the grant of the option under Equality Option Plans shall continue to apply to the Converted Option to the extent that such terms, benefits, rights and features are more favorable to the holder of the Converted Option than the terms, benefits, rights and features of the stock option plan of Allegiant.

          (d)  Attached hereto as Schedule 1.5 of the disclosure
                                  ------------
schedules to this Agreement prepared and delivered by Equality (the "Equality Disclosure Schedules") is a list that includes the name of
 -----------------------------
each optionee and the number of shares of Equality Common Stock subject to, and the exercise price of, all Options held by each such Optionee as of the date hereof.

     1.6  MRP Awards.  At the Effective Time, all unearned plan
          ----------
shares subject to outstanding awards under the Equality MRP shall be deemed earned, and the holders thereof shall receive Allegiant Common Stock in the manner set forth in Section 1.4 of this Agreement. No
                                 -----------
additional plan share awards shall be granted after the date of this Agreement pursuant to the Equality MRP. Attached hereto as Schedule
                                                           --------
1.6 of the Equality Disclosure Schedules is a list that includes the
---
names of all individuals holding outstanding awards under the Equality MRP and the number of unearned shares subject thereto as of the date hereof.

     1.7  Tax Consequences.  It is intended that the Merger shall
          ----------------
constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code. Each of the parties hereto agrees to file any and all tax Returns (as hereinafter defined) in a manner consistent with the qualification of the Merger as a reorganization under Section 368 of the Code unless advised by its principal tax advisors that substantial authority does not exist for such qualification.

     1.8  The Closing.  Unless otherwise mutually agreed in writing
          -----------
by Allegiant and Equality, subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held on
                                              -------
such date (the "Closing Date") as Allegiant shall notify Equality in
                ------------
writing (such notice to be at least five business days in advance of the Closing Date) but (A) not earlier than the satisfaction or waiver of all of the conditions to the Merger set forth herein, and (B) not later than the first business day of the first month following the month in which all the conditions to the Merger set forth herein have been satisfied or waived or have become capable of being satisfied. The Closing shall take place at 10:00 a.m., local time, at the offices of Thompson Coburn LLP, St. Louis, Missouri (or at such other place upon which the parties may agree).

                             ARTICLE II

                      EXCHANGE OF CERTIFICATES

     2.1  Allegiant to Make Shares Available.  At or before the
          ----------------------------------
Effective Time, Allegiant shall deposit, or shall cause to be deposited, with UMB Bank, Kansas City, Missouri (the "Exchange Agent"), for the
                                           --------------
benefit of the holders of Equality Common Stock Certificates for exchange in accordance with this Article II, Allegiant Common Stock Certificates and cash in lieu of any fractional shares of Allegiant Common Stock (such cash and Allegiant Common Stock Certificates, together with any dividends or distributions with respect thereto paid after the Effective Time, being hereinafter referred to as the "Conversion Fund") to be issued pursuant to Section 1.4 and paid
 ---------------                            -----------
pursuant to Section 2.2(a) in exchange for outstanding shares of
            --------------
Equality Common Stock.

     2.2  Exchange of Certificates.
          ------------------------

          (a) As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of one or more Equality Common Stock Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Equality Common Stock Certificates shall pass, only upon delivery of the Equality Common Stock Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Equality Common Stock Certificates in exchange for Allegiant Common Stock Certificates and any cash in lieu of fractional shares into which the shares of Equality Common Stock represented by such Equality Common Stock Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of an Equality Common Stock Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Equality Common Stock Certificate shall be entitled to receive in exchange therefor, as applicable, (i) an Allegiant Common Stock Certificate representing that number of whole shares of Allegiant Common Stock to which such holder of Equality Common Stock shall have become entitled pursuant to the provisions of Section 1.4 hereof (after
                                       -----------
taking into account all shares of Equality Common Stock then held by such holder), and (ii) a check representing the amount of any cash in lieu of fractional shares that such holder has the right to receive in respect of such Equality Common Stock Certificate, and the Equality Common Stock Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of Equality Common Stock Certificates.

          (b) If any Allegiant Common Stock Certificate is to be issued in a name other than that in which the Equality Common Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Equality Common Stock Certificate so surrendered shall be properly endorsed or accompanied by an appropriate instrument of transfer and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of an Allegiant Common Stock Certificate in any name other than that of the registered holder of the Equality Common Stock Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (c) As of the close of business on the day immediately preceding the Closing Date, there shall be no transfers on the stock transfer books of Equality of the shares of Equality Common Stock. If a transfer of ownership of Equality Common Stock is not registered in the transfer records before the closing of such record books, the Conversion Fund issuable or payable with respect to such stock may be delivered to the transferree only if the Certificate or Certificates representing such stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer with all applicable stock transfer taxes paid. Equality shall cause its transfer agent to provide to Allegiant as soon as possible after the Effective Time a complete and verified list of registered holders of Equality Common Stock as of the Effective Time, including, to the extent available, names addresses, certificate numbers and tax pay identification numbers for all such holders.

          (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Allegiant Common Stock shall be issued upon the surrender for exchange of Equality Common Stock Certificates, no dividend or distribution with respect to Allegiant Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Surviving Corporation. In lieu of the issuance of any such fractional share, the Surviving Corporation shall pay to each former shareholder of

Equality, who otherwise would be entitled to receive such fractional share, an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the average closing price of Allegiant Common Stock on the Nasdaq National Market, for the twenty trading days ending on the fifth trading day before the date of the Effective Time.

          (e) Any portion of the Conversion Fund that remains unclaimed by the shareholders of Equality for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any shareholders of Equality who have not theretofore complied with this
Article II shall thereafter look only to the Surviving Corporation for the issuance of certificates representing shares of Allegiant Common Stock and the payment of cash in lieu of any fractional shares and any unpaid dividends and distributions on Allegiant Common Stock deliverable in respect of each share of Equality Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Allegiant, Equality, the Exchange Agent or any other person shall be liable to any former holder of shares of Equality Common Stock, for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) If any Equality Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Equality Common Stock Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Equality Common Stock Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Equality Common Stock Certificate an Allegiant Common Stock Certificate representing the shares of Allegiant Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                            ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF EQUALITY

     Equality hereby represents and warrants to Allegiant and Acquisition Corp. as follows:


     3.1  Corporate Organization.
          ----------------------

          (a) Equality is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Equality has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on Equality. Equality is duly registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). Attached hereto as Schedule 3.1(a) of the Equality
  ----                        ---------------
Disclosure Schedules are true and complete copies of the Certificate of Incorporation and Bylaws of Equality, and the Charter and Bylaws of Equality Savings Bank, each as in effect as of the date of this Agreement. As used in this Agreement, the term "Material Adverse
                                                 ----------------
Effect" means, with respect to Equality or Allegiant, as the case may
------
be, a material adverse effect (i) on the business, assets, properties, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries, taken as a whole, or (ii) on the consummation of the Merger. The word "Subsidiary" when used with respect to any party means any bank,
 ----------
corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

          (b) As of the date of this Agreement, Equality has, as its sole direct or indirect Subsidiaries, Equality Savings Bank (the "Savings Bank"), a Missouri state chartered savings bank, Equality
 ------------
Mortgage Corporation, a Missouri corporation, Equality Commodity Corporation, a Missouri corporation, Dutch Town Development Co., a Missouri corporation, and Charles J. Wolter & Co., a Missouri corporation (together with the Savings Bank, the "Equality
                                                  --------
Subsidiaries").  Except as set forth in Schedule 3.1(b) of the
------------                            ---------------
Equality Disclosure Schedules, neither Equality nor any Equality Subsidiary owns, directly or indirectly, any voting stock or equity securities or interests of any bank, corporation, partnership, joint venture, limited liability company, or other organization, whether incorporated or unincorporated, other than the Equality Subsidiaries.

          (c) Each Equality Subsidiary (i) is duly organized and validly existing as a business corporation or depository institution, as the case may be, under the laws of its jurisdiction of organization,
(ii) is duly licensed and qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Equality, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. The deposits of the Savings Bank are insured under the Federal Deposit Insurance Corporation (the "FDIC") under the Federal
                                            ----
Deposit Insurance Act of 1950, as amended.

     3.2  Capitalization.
          --------------

          (a) The authorized capital stock of Equality consists of 4,000,000 shares of Equality Common Stock, $.01 par value per share, of which, as of the date hereof, 2,385,177 shares were issued and outstanding, and 200,000 shares of Preferred Stock, $.01 par value per share, of which, as of the date hereof, none were issued and outstanding. As of the date hereof, 160,105 shares of Equality Common Stock were held in treasury. All of the issued and outstanding shares of Equality Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date hereof, Equality has reserved 245,163 shares of Equality Common Stock for issuance under the Equality Option Plans, pursuant to which Options covering 186,269 shares of Equality Common Stock were outstanding as of the date hereof. Except for the Equality Option Plans and the Option Agreement, Equality does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the issuance of any shares of Equality Common Stock or any other equity securities of Equality or any securities representing the right to purchase or otherwise receive any shares of the capital stock of Equality. No shares of Equality Common Stock have been reserved for issuance, other than the shares of Equality Common Stock reserved for issuance under the Equality Option Plan and the Option Agreement.

          (b)  Equality owns, directly or indirectly, all of the
issued and outstanding shares of capital stock of each of the Equality Subsidiaries, free and clear of any liens, claims, pledges, charges, options, encumbrances, mortgage, restriction or security interests whatsoever ("Liens"). All of the shares of capital stock of each
             -----
Equality Subsidiary are duly authorized and validly issued and are fully paid and nonassessable. No Equality Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Equality Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Equality Subsidiary.

     3.3  Authority.
          ---------

          (a) Equality has full corporate power and authority to execute and deliver this Agreement, the Option Agreement and the Voting Agreement, and, subject to shareholder and regulatory approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Option Agreement and the Voting Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Equality. Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Equality Common Stock, no other corporate proceedings on the part of Equality are necessary to approve this Agreement, the Option Agreement and the Voting Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement, the Option Agreement and the Voting Agreement have been duly and validly executed and delivered by Equality and (assuming due authorization, execution and delivery by the other parties hereto and thereto) each constitutes a valid and binding obligation of Equality, enforceable against Equality in accordance with its terms.

          (b)  Except as disclosed on Schedule 3.3(b) of the
                                      ---------------
Equality Disclosure Schedules, neither the execution nor delivery nor performance by Equality of this Agreement, the Option Agreement or the Voting Agreement, nor the consummation by Equality of the transactions contemplated hereby or thereby, nor compliance by Equality with any of the provisions hereof or thereof, will violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Equality or any of the Equality Subsidiaries under any of the terms, conditions or provisions of, (i) its Certificate or Articles of Incorporation or Agreement as the case may be, and Bylaws or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which Equality or any of the Equality Subsidiaries is a party, other than those as to which any such violation, conflict, breach, event, termination, acceleration or creation would not have a Material Adverse Effect, or violate any judgment, ruling, order, writ, injunction, or decree applicable to Equality or the Equality Subsidiaries or any of their respective properties or assets.

     3.4  Consents and Approvals.  No consents or approvals of or
          ----------------------
filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a

"Governmental Entity") or with any third party are necessary in
 -------------------
connection with the execution and delivery by Equality of this Agreement, the Option Agreement or the Voting Agreement, and the consummation by Equality of the Merger and the other transactions contemplated hereby and thereby except for (a) the filing by Allegiant of applications with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the Office of Thrift Supervision (the "OTS") under 12 CFR Section
                                   ---
563b.3(i)(3) and the approval of such applications (the "Regulatory
                                                         ----------
Applications"), (b) the filing with the Securities and Exchange
------------
Commission (the "SEC") of a joint proxy statement in definitive form
                 ---
and a registration statement on Form S-4 relating to the Equality Shareholders Meeting (as defined in Section 5.4(a)) and the Allegiant
                                    --------------
Shareholders Meeting (as defined in Section 5.4(b)) (the "Joint Proxy
                                    --------------        -----------
Statement/Prospectus"), (c) the filing of the Certificate of Merger
--------------------
with the Delaware Secretary of State under Delaware Law, (d) such filings and approvals as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the shares of Allegiant Common Stock pursuant to this Agreement, and (e) the approval of this Agreement and the transactions contemplated hereby by the requisite vote of the shareholders of Equality and by Allegiant, as sole shareholder of Acquisition Corp., and the approval of the issuance of Allegiant Common Stock in the Merger by the requisite vote of the shareholders of Allegiant.

     3.5  Reports. Except as set forth on Schedule 3.5 of the
          -------                         ------------
Equality Disclosure Schedules, Equality and each of the Equality Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file during the five years preceding the date hereof with (i) the OTS, (ii) the FDIC, (iii) any state regulatory authority, (iv) the SEC, and (v) any self-regulatory organization with jurisdiction over any of the activities of Equality or any of the Equality Subsidiaries (collectively "Regulatory Agencies"), and all
                                     -------------------
other reports, registrations, and statements required to be filed by them during the five years preceding the date hereof, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Equality. To the best of Equality's knowledge, as of each of their respective dates, such reports, registrations and statements complied in all material respects with the rules and regulations promulgated by the applicable Regulatory Agency. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Equality and the Equality Subsidiaries and except as set forth in Schedule 3.5 of the Equality Disclosure
                       ------------
Schedules, no

Regulatory Agency has initiated any proceeding or, to the knowledge of Equality, investigation into the business or operations of Equality or any of the Equality Subsidiaries during the five years preceding the date hereof. Except as set forth in Schedule 3.5 of the Equality
                                     ------------
Disclosure Schedules, there is no unresolved written violation, written criticism, or written exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Equality or any of the Equality Subsidiaries, which is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on Equality.

     3.6  SEC Documents.  Equality has made available to Allegiant a
          -------------
true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Equality with the SEC (other than reports filed pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the date
                                       ------------
Equality has been required to file such documents as such documents have since the time of their filing been amended, (the "Equality SEC
                                                   ------------
Documents"), which are all the documents (other than preliminary
---------
material and reports required pursuant to Section 13(d) or 13(g) of the Exchange Act and other than as described in Schedule 3.5) that
                                            ------------
Equality was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Equality SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the
                                         --------------
Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Equality SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Equality included in the Equality SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, including Item 310 of Regulation S-B as promulgated by the SEC, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present the consolidated financial position of Equality and the Equality Subsidiaries as of the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Equality SEC Documents have been so filed.

     3.7   Broker's Fees.  Other than Equality's arrangement with RP
           -------------
Financial, LC. to serve as a financial advisor to Equality in connection with the Merger and related transactions contemplated by this Agreement, neither Equality nor any Equality Subsidiary nor any of their respective officers or directors has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fees, broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement. Attached hereto as Schedule 3.7 of the Equality Disclosure Schedules is a true
          ------------
and complete copy of the engagement letter between Equality and RP
Financial, LC.

     3.8   Absence of Certain Changes or Events.
           ------------------------------------

           (a) Except as publicly disclosed in the Equality SEC Documents filed before the date hereof or as set forth in Schedule
                                                          --------
3.8(a) of the Equality Disclosure Schedules, since March 31, 2000, (i)
------
Equality and the Equality Subsidiaries, taken as a whole, have not incurred any material liability, except in the ordinary course of their respective businesses, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Equality or is reasonably likely to have a Material Adverse Effect on Equality.

           (b)  Except as publicly disclosed in the Equality SEC
Documents filed before the date hereof, since March 31, 2000, Equality and each Equality Subsidiary have conducted their respective businesses in all material respects in the ordinary and usual course.

     3.9   Legal Proceedings.
           -----------------

           (a)  Except as set forth in Schedule 3.9(a) of the
                                       ---------------
Equality Disclosure Schedules or otherwise disclosed in the Equality SEC Reports, there are no pending, or to Equality's knowledge threatened, legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental or regulatory order, judgment, decree, investigations or proceedings of any nature against Equality or any of the Equality Subsidiaries, or challenging the validity or propriety of the transactions contemplated by this Agreement, except for matters which, in the aggregate, will not have or reasonably could not be expected to have a Material Adverse Effect on Equality. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending, or to the knowledge of Equality threatened, against Equality or the Equality Subsidiaries by any shareholder of Equality, or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws, or any other similar laws.

           (b)  Except as set forth in Schedule 3.9(b) of the
                                       ---------------
Equality Disclosure Schedules, there is no injunction, order, judgment, decree, or regulatory restriction (other than regulatory restrictions that apply to similarly situated savings and loan holding companies or savings associations) imposed upon Equality, any of the Equality Subsidiaries or the assets of Equality or any of the assets of the Equality Subsidiaries.

     3.10  Taxes and Tax Returns.
           ---------------------

           (a)  Definitions. For purposes of this Section 3.10:
                -----------

                (i)    the term "Code" shall mean the Internal
                                 ----
Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

                (ii)   the term "Group" shall mean, individually
                                 -----
and collectively, (A) Equality, (B) each Equality Subsidiary, and (C) any individual, trust, corporation, partnership, limited liability company or any other entity as to which any Equality Subsidiary is or may be liable for Taxes incurred by such individual or entity as a partner or member or as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of Federal, territorial, state, local, or foreign law or regulations.

                (iii)  the term "Returns" shall mean,
                                 -------
collectively, all material reports, declarations, estimates, returns, information statements, and similar documents, relating to or required to be filed in respect of, any Taxes, including information returns or reports with respect to back withholding or other payments to (or from) third parties, and the term "Return" means any one of the foregoing
                             ------
Returns.

                (iv)   the term "Taxes" shall mean (A) all
                                 -----
material taxes measured with respect to net income, gross income, gross receipts or taxable income, and all material sales, use, ad valorem, transfer, franchise, profits, license, registration, lease, service, service use, withholding, employment, payroll, excise, severance, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other material taxes, fees, assessments or charges of any kind whatever, together with any material interest, penalties, and other additions with respect thereto, imposed by any Federal, territorial, state, local or foreign government; (B) any material penalties, interest, or other additions to tax for the failure to collect, withhold or pay over any of the foregoing, or to accurately file any Return; and (C) other material taxes, fees assessments and charges of the same or of a similar nature to any of the foregoing and the term "Tax" mean any one of the foregoing Taxes.
          ---

     (b)   Each of Equality and the Equality Subsidiaries has duly
filed all material federal, state, county, foreign and local information Returns and material tax Returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or before the date of this Agreement other than Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined. Equality has made available to Allegiant true copies of the federal state and local income, sales, use and employment tax Returns (and amended Returns, revenue agents' reports and other notices from state taxing authorities) of Equality and each Equality Subsidiary for the last four taxable years. Except as provided in Schedule 3.10 of the
                                                -------------
Equality Disclosure Schedules, there are no disputes pending with respect to, or claims asserted for, Taxes or assessments upon Equality or any of the Equality Subsidiaries for which Equality does not have adequate reserves, nor has Equality or any of the Equality Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county, foreign or local income tax return for any period. No audit of federal, state or local Returns for Taxes by any relevant taxing authority has been conducted for any Tax period beginning after December 31, 1996. Except where set forth in Schedule 3.10 of the Equality Disclosure Schedules, no claim
         -------------
has ever been made by any authority in any jurisdiction where Equality or the Group does not file Returns that is or may be subject to taxation by that jurisdiction. Equality and the Group have no knowledge of any basis for the assertion of any claim which, if adversely determined, would result in Liens on any of Equality's or the Group's assets relating to Taxes. In addition, proper and accurate amounts have been withheld by Equality and each of the Equality Subsidiaries from their employees for all prior periods in compliance in all respects with the tax withholding provisions of applicable federal, state, foreign and local laws. There are no Tax Liens upon any property or assets of Equality or any of the Equality Subsidiaries except Liens for Taxes not yet past due.

     (c)   (i)  Except as set forth in Schedule 3.10 of the
                                       -------------
Equality Disclosure Schedules or as reflected in Equality's consolidated federal income Tax Returns, there are no material elections with respect to Taxes affecting Equality or any Equality Subsidiary as of the date hereof.

           (ii) No member of the Group: (A) has agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (B) has made an election, or is required, to treat any of its assets as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code;
(C) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G, 162, or 404 of the Code; (D) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code; (E) has violated any of the COBRA (as defined in Section 5.19 hereof) continuation coverage
                            ------------
requirements set forth in Section 4980B of the Code; (F) has failed to disclose on its federal income Tax Return all positions taken therein that could give rise to substantial understatement of federal income Taxes within the meaning of Section 6662 of the Code; or (G) holds, or has acquired, any "Section 197 intangible" within the meaning of Section 197(c) of the Code that is not amortizable in the hands of such member by reason of having been acquired by such member pursuant to the nonrecognition transactions described in Section 197(f)(2)(B) of the Code or the anti-churning rules of Section 197(f)(9) of the Code and the regulations thereunder.

     (d) Except as part of the Group, neither Equality nor any Equality Subsidiary has ever been a member of any combined, consolidated, or unitary group for federal or state income or franchise tax purposes, or is required to file combined, consolidated, or unitary Returns for federal or state income or franchise tax purposes. The transactions contemplated by this Agreement are not subject to the Tax withholding provisions of Code Section 3406, or of subchapter A of Chapter 3 of the Code, or of any other comparable provision of law.

     3.11  Employee Benefit Plans.
           ----------------------

           (a)  (i)    Equality Plan.  The term "Equality Plan"
                       -------------             -------------
includes each bonus, deferred compensation, pension, retirement, profit sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plan, each employment or severance contract, each other material employee benefit plan, any applicable "change in control" or similar provisions in any plan, program, policy, contract or arrangement, and each other benefit plan, contract, program, policy or arrangement, including but not limited to, each employee benefit plan as defined in
Section 3(3) of ERISA (other than an Equality Multiemployer Plan) that currently or since January 1, 1999: (1) is or has been maintained for directors or employees of Equality or of any Equality Control Group member or (2) to which Equality or any Equality Control Group member made or was required to make contributions.

                (ii)   Equality Qualified Plan.  The term
                       -----------------------
"Equality Qualified Plan" means any Equality Plan which is an employee
 -----------------------
pension benefit plan as defined in Section 3(2) of ERISA and which is intended to meet the qualification requirements of the Code.

                (iii)  Equality Title IV Plan.  The term
                       ----------------------
"Equality Title IV Plan" means any Equality Qualified Plan that is a
 ----------------------
defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA.

                (iv)   Equality Multiemployer Plan.  The term
                       ---------------------------
"Equality Multiemployer Plan" means any employee benefit plan that is
 ---------------------------
a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which Equality or any Equality Control Group member has or had since January 1, 1998 any obligation to contribute.

                (v)    Equality Control Group.  The term
                       ----------------------
"Equality Control Group" means a controlled group of corporations of
 ----------------------
which Equality is a member within the meaning of Section 414(b) of the Code, any group of corporations or entities under common control with Equality within the meaning of Section 414(c) of the Code or any affiliated service group of which Equality is a member within the meaning of Section 414(m) of the Code.

                (vi)   ERISA.  The term "ERISA" means the
                       -----             -----
Employee Retirement Income Security Act of 1974, as amended.

           (b) A list and brief description of all Equality Plans are set forth in Schedule 3.11(b) of the Equality Disclosure
                 ----------------
Schedules.

           (c)  (i)    Each Equality Plan has been timely amended as
required by ERISA and the Code and has been administered in material compliance with its terms and with all filing, reporting, disclosure and other requirements of all applicable statutes (including but not limited to ERISA and the Code), regulations or interpretations thereunder.

                (ii)   Except as set forth in Schedule 3.11(c) of
                                              ----------------
the Equality Disclosure Schedules, either Equality nor any Equality Control Group member currently or at any time maintains or maintained, or contributes or contributed to, or is required to contribute to, any Equality Title IV Plan or any Equality Multiemployer Plan.

                (iii)  Neither Equality nor any Equality Control
Group member, nor to Equality's knowledge any of their respective employees or directors, has engaged in any transaction, including the execution and delivery of this Agreement and other agreements, instruments and documents for which execution and delivery by Equality is contemplated herein, in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or
Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA.

                (iv) Each Equality Qualified Plan is the subject of a favorable Internal Revenue Service determination letter with respect to such qualification under 401(a) of the Code, and exemption under Section 501(a) of the Code and that Equality's Employee Stock Ownership Plan is an ESOP under Section 4975 of the Code and such letters have not been revoked by the Internal Revenue Service.

                (v) No matter is pending relating to any Equality Plan before any court or governmental agency and to Equality's knowledge, there are no issues which reasonably could be expected to give rise to such action.

                (vi) Equality has no material liability to provide death or health benefits (whether or not insured) with respect to any person beyond such person's retirement or other termination of service with Equality or any Equality Subsidiary other than (A) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (B) disability benefits under an Equality Plan that have been fully provided for by insurance or otherwise, or (C) benefits in the nature of severance payments.

                (vii) Equality is not a party to any collective bargaining agreement and there is no union organizing effort or campaign pending against or involving Equality and Equality has timely prepared and filed all required Immigration and Naturalization Service Forms I-9.

           (d)  (i)    Complete and correct copies of all current
and prior documents, including all amendments thereto, with respect to each Equality Plan, have been delivered to Allegiant. These documents include, but are not limited to, the following: Equality Plan documents, trust agreements, insurance contracts, annuity contracts, summary plan descriptions, filings with governmental agencies, investment manager and investment adviser contracts, and actuarial reports, audit reports, financial statements and annual reports (Form 5500) for the most recent three plan years ending before the date of this Agreement.

                (ii) All contributions payable to each Equality Qualified Plan for all benefits earned and other liabilities accrued through March 31, 2000, determined in accordance with the terms and conditions of such Equality Qualified Plan, ERISA and the Code, have been paid or otherwise provided for, and to the extent unpaid are reflected in the consolidated balance sheet of Equality and Equality Subsidiaries as of March 31, 2000.

     3.12  Compliance with Applicable Law.  Equality and each of the
           ------------------------------
Equality Subsidiaries hold all licenses, franchises, permits, approvals and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of any Governmental Entity relating to Equality or any of the Equality Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Equality. To the knowledge of Equality, all such licenses, franchises, permits or authorizations are in full force and effect and no suspension or cancellation of any of these licenses, franchises, permits, approvals and authorizations is threatened.

     3.13  Certain Contracts.
           -----------------

           (a)  Except as listed on Schedule 3.13(a) of the
                                    ----------------
Equality Disclosure Schedules or as an exhibit to the Equality SEC Documents, as of the date of this Agreement, neither Equality nor any of the Equality Subsidiaries is a party to or is bound by any:

                (i)    contract, arrangement, commitment or
understanding (whether written or oral) with respect to the employment or compensation of any directors, officers, employees, agents or consultants or with any labor union;

                (ii) material franchise or license agreement, excluding those such agreements entered into in the ordinary course of business;

                (iii)  material agreement, arrangement or commitment
(A) not made in the ordinary course of business and (B) pursuant to which Equality or any Equality Subsidiary is or will become obligated to invest in or contribute to any Equality Subsidiary other than pursuant to the Equality Plans (as that term is defined in Section
                                                           -------
3.11 hereof) or agreements relating to joint ventures or partnerships
----
set forth in Schedule 3.1(b) of the Equality Disclosure Schedules,
             ---------------
true and complete copies of which, if any, have been furnished to Allegiant;

                (iv)   any material contract, arrangement,
commitment or understanding (whether written or oral), including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, (A) not made in the ordinary course of business, and (B) pursuant to which any of the benefits of which will be increased or be required to be paid, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                (v) contract containing covenants which limit the ability of Equality or any of the Equality Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Equality or any of the Equality Subsidiaries may carry on their respective businesses (other than as may be required by law or any applicable Governmental Entity);

                (vi) contract or agreement which is a "material contract" within the meaning of item 601(b)(10) of Regulations S-B as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Equality SEC Documents;

                (vii) lease with annual rental payments aggregating $50,000 or more;

                (viii) loans or other obligations payable or owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing with Equality or any of the Equality Subsidiaries in the ordinary course of business; or

                (ix) other agreement, contract, arrangement, understanding or commitment involving an obligation by Equality or any of the Equality Subsidiaries of more than $50,000 and extending beyond six months from the date hereof that cannot be canceled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit, participation agreements and other documents relating to transactions entered into by Equality or any of Equality Subsidiaries in the ordinary course of business.

           (b) To the knowledge of Equality, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 3.13(a) of the Equality Disclosure Schedules is a valid,
   -----------------
binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Equality or any of the Equality Subsidiaries) may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

     3.14  Agreements with Regulatory Agencies.  Except as set forth
           -----------------------------------
in Schedule 3.14 of the Equality Disclosure Schedules, neither
   -------------
Equality nor any of the Equality Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been during the five years preceding the date hereof, a recipient of any supervisory letter from, or during the five years preceding the date hereof, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each, whether or not set forth in the Equality Disclosure Schedules, a "Equality Regulatory
                                                   -------------------
Agreement"), nor has
---------

Equality or any of the Equality Subsidiaries been advised during the five years preceding the date hereof by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Equality Regulatory Agreement.

     3.15  Investment Securities.  Each of Equality and the Equality
           ---------------------
Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Equality or any of the Equality Subsidiaries. Such securities are valued on the books of Equality and the Equality Subsidiaries in accordance with GAAP.

     3.16  Undisclosed Liabilities.  Except for those liabilities
           -----------------------
that are fully reflected or reserved against on the consolidated statement of financial condition of Equality included in the Equality Form 10-KSB for fiscal year ended March 31, 2000, liabilities disclosed in Schedule 3.16 of the Equality Disclosure Schedules, and liabilities
   -------------
incurred in the ordinary course of business consistent with past practice since March 31, 2000, neither Equality nor any of the Equality Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Equality.

     3.17  Insurance.  A list of all policies of insurance in which
           ---------
Equality or any of the Equality Subsidiaries is named as an insured party or which otherwise relate to or cover any assets or properties of Equality or any of the Equality Subsidiaries has been made available to Allegiant (the "Equality Policies"). Each Equality Policy is in full
                -----------------
force and effect, and the coverage provided thereunder complies with the requirements of any contracts binding on Equality or any of the Equality Subsidiaries relating to such assets or properties. Neither Equality nor any of the Equality Subsidiaries has received any notice of cancellation or termination with respect to any material Equality Policy.

     3.18 Allowance for Loan Losses. The allowance for loan
                -------------------------
losses set forth in the March 31, 2000 financial statements of Equality is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding, (including accrued interest receivable) as of March 31, 2000. The aggregate loan balances of the Savings Bank at such date in excess of such allowance are, to the knowledge and belief of Equality, collectible in accordance with their terms.

     3.19  Environmental Liability.  Except as set forth in
           -----------------------
Schedule 3.19 of the Equality Disclosure Schedules, to Equality's
-------------
knowledge, there are no legal, administrative, arbitration or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or threatened against Equality or any Equality Subsidiary seeking to impose, or that could reasonably result in the imposition, on Equality or any Equality Subsidiary of any liability or obligation arising under common law or under any local, state, federal or foreign environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") which,
                                                     ------
insofar as reasonably can be foreseen, could have a Material Adverse Effect on Equality. Except as set forth in Schedule 3.19 of the
                                            -------------
Equality Disclosure Schedules, to Equality's knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation that would impose any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on Equality. Neither Equality nor any Equality Subsidiary is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on Equality.

     3.20  Approval Delays.  Equality knows of no reason why any of
           ---------------
the regulatory approvals referenced in Sections 6.1(c) and 6.2(c)
                                       --------------------------
should be denied or unduly delayed.

     3.21  Vote Required.  The approval by the holders of a majority
           -------------
of the votes entitled to be cast by all holders of Equality Common Stock to approve this Agreement and the Merger and the transactions contemplated hereby, is the only vote of the holders of any class or series of the capital stock of Equality required for any of the transactions contemplated by this Agreement, the Option Agreement and the Voting Agreement.
--------------------

     3.22  Title and Condition of Assets.
           -----------------------------

           (a) Except as may be reflected in the Equality SEC Documents or as set forth on Schedule 3.22(a) of the Equality
                             ----------------
Disclosure Schedules and with the exception of all "Real Property"
(which
is the subject of Section 3.23 hereof), Equality and the Equality
                  ------------
Subsidiaries have, good and marketable title to their owned properties and assets, free and clear of any Lien, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent, (ii) as set forth or described in the Equality SEC Documents, and (iii) pledges to secure deposits and other Liens incurred in the ordinary course of business.

           (b) No material properties or assets that are reflected as owned by Equality or any of the Equality Subsidiaries in the Equality SEC Documents have been sold, leased, transferred, assigned or otherwise disposed of since March 31, 2000, other than in the ordinary course of business.

     3.23  Real Property.
           -------------

           (a) A list of each parcel of real property owned by Equality or any of the Equality Subsidiaries is set forth in Schedule
                                                             --------
3.23(a) of the Equality Disclosure Schedules under the heading "Owned
-------
Real Property" (such real property being herein referred to as the "Owned Real Property"). A list of each parcel of real property leased
 -------------------
by Equality or any of the Equality Subsidiaries is also set forth in
Schedule 3.23(a) under the heading "Leased Real Property" (such real
----------------
property being herein referred to as the "Leased Real Property").
                                          --------------------
Collectively, the Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."

           (b) To the knowledge of Equality, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line, and to the knowledge of Equality, all such buildings, structures, and improvements are located and constructed in material conformity with all applicable zoning ordinances and building codes.

           (c)  Except as may be reflected in the Equality SEC
Documents or as set forth in Schedule 3.23(c) of the Equality
                             ----------------
Disclosure Schedules or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Equality and the Equality Subsidiaries have good and marketable title to their respective Owned Real Properties.

     3.24  Conduct of Equality to Date.     From and after March 31,
           ---------------------------
2000 through the date of this Agreement, except as set forth in the Equality SEC Documents: (i) Equality and the Equality Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practices; (ii) neither Equality nor any of the Equality Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (iii) except as required by contract or law, or as described in Schedule 3.24 of the
                                                -------------
Equality Disclosure Schedules, neither Equality nor any of the Equality Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Equality Plans or (D) agreed to do any of the foregoing; (iv) neither Equality nor any Equality Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Governmental Entity, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance.

     3.25  Registration Obligations.  Except for the Option
           ------------------------
Agreement attached hereto as Exhibit A, neither Equality nor any of
                             ---------
the Equality Subsidiaries is subject to an agreement, contingent or otherwise, which will survive the Effective Time, to register any transaction involving its securities under the Securities Act.

                             ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ALLEGIANT AND ACQUISITION CORP.

     Each of Allegiant and Acquisition Corp. jointly and severally represent and warrant to Equality as follows:

     4.1   Corporate Organization.
           ----------------------

           (a) Allegiant is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Allegiant has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Allegiant. Allegiant is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Attached hereto as Schedule 4.1(a) of the disclosure
                             ---------------
schedules to this Agreement prepared and delivered by Allegiant (the "Allegiant Disclosure Schedules") are true and complete copies of the
 ------------------------------
Articles of Incorporation and Bylaws of Allegiant, and the Articles of Incorporation and Bylaws of Allegiant Bank, as in effect as of the date of this Agreement, as well as true and complete copies of the Certificate of Incorporation and Bylaws of Acquisition Corp., as in effect as of the date of this Agreement.

           (b)  As of the date of this Agreement, Allegiant has, as
its sole direct or indirect subsidiaries, Allegiant Acquisition Corporation, a Delaware corporation, Allegiant Bank, a Missouri state-chartered bank, Allegiant Investment Company, a Delaware corporation, Allegiant Real Estate Investment Trust, a Delaware statutory business trust, Allegiant Insurance Services Co., a Missouri corporation, Kratky Road Inc., a Missouri corporation, and Allegiant Capital Trust I, a Delaware statutory business trust (the "Allegiant Subsidiaries").
                                        ----------------------
Except as set forth in Schedule 4.1(b) of the Allegiant Disclosure
                       ---------------
Schedules, and other than as a part of its or Allegiant Bank's investment portfolio, Allegiant does not own directly or indirectly any voting stock or equity securities or equity interests of any bank, corporation, partnership, joint venture, limited liability company, or other organization, whether incorporated or unincorporated, other than Allegiant Subsidiaries.

           (c) Each Allegiant Subsidiary (i) is duly organized and validly existing as a business corporation, business trust or depository institution, as the case may be, under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Allegiant, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     4.2   Capitalization.
           --------------

           (a) The authorized capital stock of Allegiant consists of 20,000,000 shares of common stock, $.01 par value per share, of which, as of the date hereof, 6,627,362 shares were issued and 6,072,587 shares were outstanding. As of the date hereof, Allegiant had reserved 1,454,000 shares of Allegiant Common

Stock for issuance under Allegiant's Dividend Reinvestment Plan and Stock Purchase Plan (the "Investment Plan") and various employee
                          ---------------
and/or director stock option, incentive and benefit plans, each described in Schedule 4.2(a) of the Allegiant Disclosure Schedules
             ---------------
under the heading "Allegiant Employee/Director Stock Grants"), pursuant to which options covering 598,121 shares of Allegiant Common Stock were outstanding as of the date hereof. All of the issued and outstanding shares of Allegiant Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Schedule 4.2(a) of the Allegiant Disclosure
                       ---------------
Schedules, Allegiant does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the issuance of any shares of Allegiant Common Stock or any other equity securities of Allegiant or any securities representing the right to purchase or otherwise receive any shares of the capital stock of Allegiant. No shares of Allegiant Common Stock have been reserved for issuance, other than shares set forth in
Schedule 4.2(a).
---------------

           (b)  Except as set forth on Schedule 4.2(b) of the
                                       ---------------
Allegiant Disclosure Schedules, Allegiant owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of Allegiant Subsidiaries, free and clear of any Liens. All of the shares of capital stock of each Allegiant Subsidiary are duly authorized and validly issued and are fully paid and nonassessable. No Allegiant Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Allegiant Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Allegiant Subsidiary.

     4.3   Authority.
           ---------

           (a) Each of Allegiant and Acquisition Corp. has full corporate power and authority to execute and deliver this Agreement and, in the case of Allegiant, the Option Agreement and the Voting Agreement, and, subject to shareholder and regulatory approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and, in the case of Allegiant, the Option Agreement and the Voting Agreement, and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of Allegiant and Acquisition Corp. Except for the adoption of this Agreement and the transactions contemplated hereby by Allegiant, as sole shareholder of Acquisition Corp., and the approval by the holders of a majority of the votes present in person or by proxy at the Allegiant Shareholders Meeting (as defined in
Section 5.4(b) hereof) of the issuance of shares of Allegiant Common
--------------
Stock in the Merger, no other corporate proceedings on the part of Allegiant or Acquisition Corp. are necessary to approve this Agreement, and, in the case of Allegiant, the Option Agreement and the Voting Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement, and, in the case of Allegiant, the Option Agreement and the Voting Agreement, have been duly and validly executed and delivered by Allegiant and Acquisition Corp. and (assuming due authorization, execution and delivery by each other party thereto) each constitutes a valid and binding obligation of Allegiant and Acquisition Corp., as the case may be, enforceable against Allegiant and Acquisition Corp., respectively, in accordance with its terms.

           (b)  Except as set forth on Schedule 4.3(b) of the
                                       ---------------
Allegiant Disclosure Schedules, neither the execution nor delivery nor performance by Allegiant of this Agreement, the Option Agreement or the Voting Agreement, nor the consummation by Allegiant of the transactions contemplated hereby or thereby, nor compliance by Allegiant with any of the provisions hereof or thereof will violate, conflict with, or result in a breach of any of the provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Allegiant or any of the Allegiant Subsidiaries under any of the terms, conditions or provisions of, (i) its Certificate or Articles of Incorporation, charter or Bylaws or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Allegiant or any of the Allegiant Subsidiaries is a party, other than those as to which any such violation, conflict, breach, event, termination, acceleration or creation would not have a Material Adverse Effect, taken as a whole, or violate any judgment, ruling, order, writ, injunction or decree applicable to Allegiant or any of the Allegiant Subsidiaries or any of their respective properties or assets.

     4.4   Consents and Approvals.  No consents or approvals of or
           ----------------------
filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by each of Allegiant and Acquisition Corp. of this Agreement and, in the case of Allegiant, the Option Agreement and the Voting Agreement and the consummation by Acquisition Corp. of the Merger and the other transactions contemplated hereby and thereby except for (a) the filing by Allegiant and Acquisition Corp. of the Regulatory Applications and the approval of the Regulatory Applications, (b) the filing with the SEC of the Joint Proxy Statement/Prospectus, (c) the filing of the Certificate of Merger with the Delaware Secretary of State under Delaware Law, (d) such filings and approvals as are required to be made or obtained under the securities or "blue sky" laws of various states in connection with the issuance of the shares of Allegiant Common Stock pursuant to this Agreement, and (e) the approval of this Agreement by the requisite vote of the shareholders of Equality and by Allegiant, as sole shareholder of Acquisition Corp., and the approval of the issuance of Allegiant Common Stock in the Merger by the requisite vote of the shareholders of Allegiant.

     4.5   Reports.  Allegiant and each of the Allegiant
           -------
Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file during the five years preceding the date hereof with the Regulatory Agencies, and all other reports and statements required to be filed by them during the five years preceding the date hereof, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Allegiant. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Allegiant or the Allegiant Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of Allegiant, investigation into the business or operations of Allegiant or any of the Allegiant Subsidiaries during the five years preceding the date hereof. There is no unresolved written violation, written criticism, or written exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Allegiant or any of the Allegiant Subsidiaries, which is reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on Allegiant.

     4.6   SEC Documents.  Allegiant has made available to Equality
           -------------
a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Allegiant with the SEC (other than reports filed pursuant to Section 13(d) or 13(g) of the Exchange Act) since December 31, 1995 as such documents have since the time of their filing been amended, (the "Allegiant SEC Documents"),
                                         -----------------------
which are all the documents (other than preliminary material and reports required pursuant to Section 13(d) or 13(g) of the Exchange Act) that Allegiant was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Allegiant SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Allegiant SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Allegiant included in the Allegiant SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q or 10-QSB of the SEC) and fairly present in all material respects the consolidated financial position of Allegiant and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Allegiant SEC Documents have been so filed.

     4.7   Broker's Fees.  Other than Allegiant's arrangement with
           -------------
Howe Barnes Investments, Inc. to serve as a financial advisor to Allegiant in connection with the Merger and the related transactions contemplated by this Agreement, neither Allegiant nor any Allegiant Subsidiary nor any of their respective officers or directors has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fees, broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

     4.8   Absence of Certain Changes or Events.
           ------------------------------------

           (a)  Except as publicly disclosed in Allegiant SEC
Documents filed before the date hereof or as set forth in Schedule
                                                          --------
4.8(a) of Allegiant Disclosure Schedules, since December 31, 1999, (i)
------
Allegiant and the Allegiant Subsidiaries, taken as a whole, have not incurred any material liability, except in the ordinary course of their businesses, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Allegiant or will have a Material Adverse Effect on Allegiant.

           (b)  Except as publicly disclosed in Allegiant SEC
Documents filed before the date hereof, since December 31, 1999, Allegiant and each Allegiant Subsidiary have carried on their respective businesses in all material respects in the ordinary and usual course.

     4.9   Legal Proceedings.
           -----------------

           (a)  Except as set forth in Schedule 4.9(a) of the
                                       ---------------
Allegiant Disclosure Schedules or otherwise disclosed in the Allegiant SEC Reports, there are no pending, or to Allegiant's knowledge threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Allegiant or any of the Allegiant Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, except for matters which, in the aggregate, will not have or reasonably could not be expected to have a Material Adverse Effect on Allegiant. Without limiting the generality of the foregoing, there are no actions, suits, or proceedings pending, or to the knowledge of Allegiant threatened, against Allegiant or Allegiant Subsidiaries, by any shareholder of Allegiant or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws, or any other similar laws.

           (b)  Except as set forth in Schedule 4.9(b), there is
                                       ---------------
no injunction, order, judgment, decree, or regulatory restriction (other than regulatory restrictions that apply to similarly situated bank holding companies or Missouri chartered trust companies) imposed upon Allegiant, any of the Allegiant Subsidiaries or the assets of Allegiant or any of the assets of the Allegiant Subsidiaries.

     4.10  Taxes and Tax Returns.
           ---------------------

           (a)  Definitions.  For purposes of this Section 4.10:
                -----------                        ------------

                (i)    the term "Code" shall mean the Internal
                                 ----
Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

                (ii)   the term "Group" shall mean, individually
                                 -----
and collectively, (A) Allegiant, (B) each Allegiant Subsidiary, and (C) any individual, trust, corporation, partnership, limited liability company or any other entity as to which any Allegiant Subsidiary is or may be liable for Taxes incurred by such individual or entity as a partner or member or as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of Federal, territorial, state, local or foreign law or regulations.

                (iii)  the term "Returns" shall mean, collectively,
                                 -------
all material reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of, any Taxes, including information returns or reports with respect to backup withholding or other payments to (or from) third parties, and the term "Return" means any one of the foregoing
                             ------
Returns.

                (iv)   the term "Taxes" shall mean (A) all
                                 -----
material taxes measured with respect to net income, gross income, gross receipts or taxable income, and all material sales, use, ad valorem, transfer, franchise, profits, license, registration, lease, service, use, withholding, employment, payroll, excise, severance, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other material taxes, fees, assessments or charges of any kind whatever, together with any material interest, penalties and other additions with respect thereto, imposed by any Federal, territorial, state, local or foreign government; (B) any material penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Return; and (C) other material taxes, fees, assessments and charges of the same or of a similar nature to any of the foregoing, and the term "Tax" mean any one of the foregoing Taxes.
          ---

           (b)  Each of Allegiant and the Allegiant Subsidiaries has
duly filed all material federal, state, county, foreign and local information Returns and material tax Returns required to be filed by it on or before the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or before the date of this Agreement other than Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined. Allegiant has made available to Equality true copies of the federal state and local income, sales, use and employment tax Returns (and amended Returns, revenue agents' reports and other notices from state taxing authorities) of Allegiant and each Allegiant Subsidiary for the last four taxable years. Except as provided in
Schedule 4.10 of the Allegiant Disclosure Schedules, there are no disputes
-------------
pending with respect to, or claims asserted for, Taxes or assessments upon Allegiant or any of the Allegiant Subsidiaries for which Allegiant does not have adequate reserves, nor has Allegiant or any of the Allegiant Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county, foreign or local income tax return for any period. No audit of federal, state or local Returns for Taxes by any relevant taxing authority has been conducted for any Tax period beginning after December 31, 1996. Except where set forth in Schedule 4.10 of the Allegiant
         -------------

Disclosure Schedules, no claim has ever been made by any authority in any jurisdiction where Allegiant or the Group does not file Returns that is or may be subject to taxation by that jurisdiction. Allegiant and the Group have no knowledge of any basis for the assertion of any claim which, if adversely determined, would result in Liens on any of Allegiant's or the Group's assets relating to Taxes. In addition, proper and accurate amounts have been withheld by Allegiant and each of the Allegiant Subsidiaries from their employees for all prior periods in compliance in all respects with the tax withholding provisions of applicable federal, state, foreign and local laws.
There are no Tax Liens upon any property or assets of Allegiant or any of the Allegiant Subsidiaries except Liens for Taxes not yet past due.

           (c)  (i)    Except as set forth in Schedule 4.10 of the
                                              -------------
Allegiant Disclosure Schedules or as reflected in Allegiant's consolidated federal income Tax Returns, there are no material elections with respect to Taxes affecting Allegiant or any Allegiant Subsidiary as of the date hereof.

                (ii) No member of the Group: (A) has agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (B) has made an election, or is required, to treat any of its assets as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code;
(C) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G, 162, or 404 of the Code; (D) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code; (E) has violated any of the COBRA continuation coverage requirements set forth in Section 4980B of the Code; (F) has failed to disclose on its federal income Tax Return all positions taken therein that could give rise to substantial understatement of federal income Taxes within the meaning of Section 6662 of the Code; or (G) holds, or has acquired, any "Section 197 intangible" within the meaning of Section 197(c) of the Code that is not amortizable in the hands of such member by reason of having been acquired by such member pursuant to the nonrecognition transactions described in Section 197(f)(2)(B) of the Code or the anti-churning rules of Section 197(f)(9) of the Code and the regulations thereunder.

           (d) Except as part of the Group, neither Allegiant nor any Allegiant Subsidiary has ever been a member of any combined, consolidated, or unitary group for federal or state income or franchise tax purposes, or is required to file combined, consolidated, or unitary Returns for federal or state income or franchise tax purposes. The transactions contemplated by this Agreement are not subject to the Tax withholding provisions of Code Section 3406, or of subchapter A of Chapter 3 of the Code, or of any other comparable provision of law.

     4.11  Employee Benefit Plans.
           ----------------------

           (a)  (i)    Allegiant Plan.  The term "Allegiant
                       --------------             ---------
Plan" includes each bonus, deferred compensation, pension, retirement,
----
profit sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plan, each employment or severance contract, each other material employee benefit plan, any applicable "change in control" or similar provisions in any plan, program, policy, contract or arrangement, and each other benefit plan, contract, program, policy or arrangement, including but not limited to, each employee benefit plan, as defined in Section 3(3) of ERISA (other than a Allegiant Multiemployer Plan) which currently or since January 1, 1999: (1) is or has been maintained for directors or employees of Allegiant or of any Allegiant Control Group member or (2) to which Allegiant or any Allegiant Control Group member made or was required to make contributions.

                (ii)   Allegiant Qualified Plan.  The term
                       ------------------------
"Allegiant Qualified Plan" means any Allegiant Plan which is an
 ------------------------
employee pension benefit plan as defined in Section 3(2) of ERISA and which is intended to meet the qualification requirements of the Code.

                (iii)  Allegiant Title IV Plan.  The term
                       -----------------------
"Allegiant Title IV Plan" means any Allegiant Qualified Plan that is a
 -----------------------
defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA.

                (iv)   Allegiant Multiemployer Plan.  The term
                       ----------------------------
"Allegiant Multiemployer Plan" means any employee benefit plan that is
 ----------------------------
a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which Allegiant or any Allegiant Control Group member has or had since January 1, 1998 any obligation to contribute.

                (v)    Allegiant Control Group.  The term
                       -----------------------
"Allegiant Control Group" means a controlled group of corporations of
 -----------------------
which Allegiant is a member within the meaning of Section 414(b) of the Code, any group of corporations or entities under common control with Allegiant within the meaning of

Section 414(c) of the Code or any affiliated service group of which Allegiant is a member within the meaning of Section 414(m) of the Code.

           (b) A list and brief description of all Allegiant Plans are set forth in Schedule 4.11(b) of Allegiant Disclosure Schedules.
                 ----------------

           (c)  (i)    Each Allegiant Plan has been timely amended
as required by ERISA and the Code and has been administered in material compliance with its terms and with all filing, reporting, disclosure and other requirements of all applicable statutes (including but not limited to ERISA and the Code), regulations or interpretations thereunder.

                (ii) Neither Allegiant nor any Allegiant Control Group member currently or at any time maintains or maintained, or contributes or contributed to, or is required to contribute to, any Allegiant Title IV Plan or any Allegiant Multiemployer Plan.

                (iii)  Neither Allegiant nor any Allegiant Control
Group member, nor to Allegiant's knowledge any of their respective employees or directors, has engaged in any transaction, including the execution and delivery of this Agreement and other agreements, instruments and documents for which execution and delivery by Allegiant is contemplated herein, in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or
Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA.

                (iv) Each Allegiant Qualified Plan is the subject of a favorable Internal Revenue Service determination with respect to qualification under 401(a) of the Code and exemption under Section 501(a) of the Code and such letters have not been revoked by the Internal Revenue Service.

                (v)    No matter is pending relating to any
Allegiant Plan before any court or governmental agency and to Allegiant's knowledge, there are no issues which reasonably could be expected to give rise to such action.

           (d)  (i)    Complete and correct copies of all current
and prior documents, including all amendments thereto, with respect to each Allegiant Plan, have been made available to Equality. These documents include, but are not limited to, the following: Allegiant Plan documents, trust agreements, insurance contracts, annuity contracts, summary plan descriptions, filings with governmental agencies, investment manager and investment adviser contracts, and actuarial reports, audit reports, financial statements and annual reports (Form
5500) for the most recent three plan years ending before the date of this Agreement.

                (ii) All contributions payable to each Allegiant Qualified Plan for all benefits earned and other liabilities accrued through December 31, 1999, determined in accordance with the terms and conditions of such Allegiant Qualified Plan, ERISA and the Code, have been paid or otherwise provided for, and to the extent unpaid are reflected in the consolidated balance sheet of Allegiant or any Allegiant Subsidiaries as of December 31, 1999.

     4.12  Compliance with Applicable Law.  Allegiant and each of
           ------------------------------
the Allegiant Subsidiaries hold all licenses, franchises, permits, approvals and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of any Governmental Entity relating to Allegiant or any of the Allegiant Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Allegiant. To the knowledge of Allegiant, no suspension or cancellation of any of these licenses, franchises, permits, approvals and authorizations is threatened.

     4.13  Certain Contracts.
           -----------------

           (a)  Except as listed on Schedule 4.13(a) of the
                                    ----------------
Allegiant Disclosure Schedules or as an exhibit to the Allegiant SEC Documents, as of the date of this Agreement, neither Allegiant nor any of the Allegiant Subsidiaries is a party to or is bound by any:

                (i)    contract, arrangement, commitment or
understanding (whether written or oral) with respect to the employment or compensation of any directors, officers, employees, agents or consultants or with any labor union;

                (ii) material franchise or license agreement, excluding those such agreements entered into in the ordinary course of business;

                (iii)  material agreement, arrangement or commitment
(A) not made in the ordinary course of business and (B) pursuant to which Allegiant or any Allegiant Subsidiary is or will become obligated to invest in or contribute to any Allegiant Subsidiary other than pursuant to the Allegiant Plans (as that term is defined in Section
                                                            -------
4.11 hereof) or agreements relating to joint ventures or partnerships
----
set forth in Schedule 4.1(b) of the Allegiant Disclosure Schedules
             ---------------
true and complete copies of which, if any, have been furnished to Allegiant;

                (iv)   any material contract, arrangement,
commitment or understanding (whether written or oral), including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, (A) not made in the ordinary course of business, and (B) pursuant to which any of the benefits of which will be increased or be required to be paid, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                (v) contract containing covenants which limit the ability of Allegiant or any of the Allegiant Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Allegiant or any of the Allegiant Subsidiaries may carry on their respective businesses (other than as may be required by law or any applicable Governmental Entity);

                (vi) contract or agreement which is a "material contract" within the meaning of item 601(b)(10) of Regulations S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Allegiant SEC Documents;

                (vii) lease with annual rental payments aggregating $100,000 or more;

                (viii) loans or other obligations payable or owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing with Allegiant or any of the Allegiant Subsidiaries in the ordinary course of business; or

                (ix) other agreement, contract, arrangement, understanding or commitment involving an obligation by Allegiant or any of the Allegiant Subsidiaries of more than $100,000 and extending beyond six months from the date hereof that cannot be canceled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit, participation agreements and other documents relating to transactions entered into by Allegiant or any of the Allegiant Subsidiaries in the ordinary course of business.

           (b) To the knowledge of Allegiant, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedule 4.13(a) of the Allegiant Disclosure Schedules is a valid,
   ----------------
binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Allegiant or any of the Allegiant Subsidiaries) may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

     4.14  Agreements with Regulatory Agencies.  Neither Allegiant
           -----------------------------------
nor any of the Allegiant Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been during the five years preceding the date hereof, a recipient of any supervisory letter from, or during the five years preceding the date hereof has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each, whether or not set forth in the Allegiant Disclosure Schedules, an "Allegiant Regulatory Agreement")
                                    ------------------------------
nor has Allegiant or any of Allegiant Subsidiaries been advised during the five years preceding the date hereof by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Allegiant Regulatory Agreement.

     4.15  Investment Securities.  Each of Allegiant and the Allegiant
           ---------------------
Subsidiaries has good and marketable title to all securities held by them (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Allegiant or any of the Allegiant Subsidiaries. Such securities are valued on the books of Allegiant and the Allegiant Subsidiaries in accordance with GAAP.

     4.16  Undisclosed Liabilities.  Except for those liabilities
           -----------------------
that are fully reflected or reserved against on the consolidated statement of financial condition of Allegiant included in the Allegiant Form 10-K for the fiscal year ended December 31, 1999, liabilities disclosed in Schedule 4.16 of the Allegiant Disclosure Schedules, and
             -------------
liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999, neither Allegiant nor any of the Allegiant Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Allegiant.

     4.17  Insurance.  A list of policies of insurance in which
           ---------
Allegiant or any of the Allegiant Subsidiaries is named as an insured party or which otherwise relate to or cover any assets or properties of Allegiant or any of the Allegiant Subsidiaries has been made available to Equality (the "Allegiant Policies"). Each Allegiant Policy is in
                  ------------------
full force and effect, and the coverage provided thereunder complies with the requirements of any contracts binding on Allegiant or any of the Allegiant Subsidiaries relating to such assets or properties. Neither Allegiant nor any of the Allegiant Subsidiaries has received any notice of cancellation or termination with respect to any material Allegiant Policy.

     4.18  Allowance for Loan Loss.  The allowance for loan losses
           -----------------------
set forth in the December 31, 1999 financial statements of Allegiant is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of December 31, 1999. The aggregate loan balances of Allegiant Bank at such date in excess of such allowance are, to the knowledge and belief of Allegiant, collectible in accordance with their terms.

     4.19  Environmental Liability.  Except as set forth in
           -----------------------
Schedule 4.19 of the Allegiant Disclosure Schedules, to Allegiant's
-------------
knowledge, there are no legal, administrative, arbitration or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or threatened against Allegiant seeking to impose, or that could reasonably result in the imposition, on Allegiant of any liability or obligation arising under common law or under any local, state, federal or foreign environmental statute, regulation or ordinance including, without limitation, CERCLA which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on Allegiant. Except as set forth in Schedule 4.19 of the Allegiant Disclosure Schedules,
                -------------
to Allegiant's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on Allegiant. Allegiant is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on Allegiant.

     4.20  Approval Delays.  Allegiant knows of no reason why any of
           ---------------
the regulatory approvals referenced to in Sections 6.1(c) and 6.2(c)
                                          --------------------------
should be denied or unduly delayed.

     4.21  Vote Required.  The only votes of the holders of any
           -------------
class or series of the capital stock of Allegiant or Acquisition Corp. required for any of the transactions contemplated by this Agreement, the Option Agreement and the Voting Agreement are the following: (i) the approval by the holders of a majority of the votes present in person or by proxy at the Allegiant Shareholders Meeting (as defined in Section
                                                              -------
5.4(b) hereof) of the issuance of shares of Allegiant Common Stock in
------
the Merger; and (ii) the approval by Allegiant, as sole shareholder of Acquisition Corp., of this Agreement and the Merger.

     4.22  Title and Condition of Assets.
           -----------------------------

           (a) Except as may be reflected in the Allegiant SEC Documents or as set forth on Schedule 4.22(a) of the Allegiant
                             ----------------
Disclosure Schedules and with the exception of all "Real Property" (which is the subject of Section 4.23 hereof), Allegiant and the
                         ------------
Allegiant Subsidiaries have good and marketable title to their owned properties and assets, free and clear of any Lien, except for Liens for
(i) taxes, assessments or other governmental charges not yet delinquent,
(ii) as set forth or described in the Allegiant SEC Documents, and (iii) pledges to secure deposits and other Liens incurred in the ordinary course of business.

           (b) No material properties or assets that are reflected as owned by Allegiant or any of the Allegiant Subsidiaries in the Allegiant SEC Documents have been sold, leased, transferred, assigned or otherwise disposed of since December 31, 1999, other than in the ordinary course of business.

     4.23  Real Property.
           -------------

           (a) A list of each parcel of real property owned by Allegiant or any of the Allegiant Subsidiaries is set forth in Schedule
                                                               --------
4.23(a) of the Allegiant Disclosure Schedules under the heading "Owned
-------
Real Property" (such real property being herein referred to as the "Owned Real Property"). A list of each parcel of real property leased
 -------------------
by Allegiant or any of the Allegiant Subsidiaries is also set forth in
Schedule 4.23(a) under the heading "Leased Real Property" (such real
----------------
property being herein referred to as the "Leased Real Property").
                                          --------------------
Collectively, the Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."
                           -------------

           (b) To the knowledge of Allegiant, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line, and to the knowledge of Allegiant all such buildings, structures, and improvements are located and constructed in material conformity with all applicable zoning ordinances and building codes.

           (c) Except as may be reflected in the Allegiant SEC Documents or as set forth in Schedule 4.23(c) of the Allegiant
                             ----------------
Disclosure Schedules or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Allegiant and the Allegiant Subsidiaries have good and marketable title to their respective Owned Real Properties.

     4.24  Conduct of Allegiant to Date. From and after December 31,
           ----------------------------
1999 through the date of this Agreement, except as set forth in the Allegiant SEC Documents: (i) Allegiant and the Allegiant Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practices; (ii) neither Allegiant nor any of the Allegiant Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;

(iii) except as required by contract or law, neither Allegiant nor any of the Allegiant Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Allegiant Plans or (D) agreed to do any of the foregoing; and (iv) neither Allegiant nor any Allegiant Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Governmental Entity, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance.


                             ARTICLE V

                       ADDITIONAL AGREEMENTS

     5.1   Conduct of Business.  Except for any potential business
           -------------------
combination transactions or similar acquisitions to be entered into by Allegiant and except for any Allegiant capital formation transaction, between the date hereof and the Closing Date, the parties shall conduct their respective businesses and shall cause their Subsidiaries to conduct their businesses in the usual and ordinary course consistent in all material respects with past and current practices and prudent banking practices, and shall use their best efforts to maintain and preserve their business organization and advantageous business relationships.

     5.2   Negative Covenants.   Without the prior written consent
           ------------------
of Allegiant, between the date hereof and the Effective Time, Equality shall not and shall not permit any of the Equality Subsidiaries to:

           (a) except upon the exercise of Options under the Equality Option Plans, make any changes in the number of their issued and outstanding shares or in their respective charters or bylaws;

           (b)  increase the compensation of their directors,
officers or key employees, provided, however, that the compensation
                           --------  -------
of officers and key employees of Equality and each Equality Subsidiary may be increased in a manner consistent with prior practice of Equality and each Equality Subsidiary, provided that the combined amount of the increases paid to all such officers and key employees shall not exceed, in the aggregate, $20,000;

           (c) make any loan for $300,000 or more, except for loans currently committed to be made pursuant to written commitment letters, and Equality shall, and shall cause each Equality Subsidiary to, make no other loans, or renewals or restructuring of loans regardless of amount except in the ordinary course of business and consistent in all material respects with prudent banking practices and applicable rules and regulations of regulatory authorities with respect to amount, terms, security and quality of the borrower's credit;

           (d) declare, set aside or pay any stock dividend, cash dividend or other distribution, provided, however, that until the
                                --------  -------
Closing Date, Equality may continue to declare and pay its regular quarterly cash dividend to its shareholders in the amount of $.06 per share of Equality Common Stock, except that Equality shall coordinate with Allegiant the payment of Equality's regular quarterly cash dividend for the quarter in which the Closing will occur so as to avoid receipt by shareholders of Equality of a cash dividend from both Equality and Allegiant for such quarterly period.

           (e) except for Equality's proposed sale of its current mortgage servicing rights as described in Schedule 3.13(a) of the
                                          ----------------
Equality Disclosure Schedules, make any significant changes, outside the ordinary course of business, in the general nature of the business conducted by Equality and each Equality Subsidiary, including, but not limited to, the investment or use of their assets, the liabilities they incur, or the facilities they operate;

           (f) enter into any employment, consulting or other similar agreements that are not terminable on 30 days' notice or less without penalty or obligation (beyond the notice period of 30 days or less), amend any existing employment, severance, or similar agreement or arrangement with any director, officer or employee or modify any of the Equality Plans or increase any employee benefit (including incentive or bonus payments or severance amounts);

           (g) take any action that would result in a termination, partial termination, curtailment, discontinuance or merger into another plan or trust of any Equality Plan, except as contemplated by this Agreement or as disclosed in the Equality Disclosure Schedules;

           (h)  except as already reflected in the consolidated
financial statements referred to in Section 3.6 hereof, make any
                                    -----------
expenditure for fixed assets in excess of $10,000 for any single item, or $50,000 in the aggregate, or enter into any lease of fixed assets, if the monthly rental payment under such lease exceeds $1,000;

           (i) except for Equality's proposed sale of its current mortgage servicing rights as described in Schedule 3.13(a) of the
                                          ----------------
Equality Disclosure Schedules, and except for dispositions of other real estate owned, incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction, except in the ordinary course consistent in all material respects with past practices and prudent banking practices;

           (j) do or fail to do anything that will cause a breach of, or default under, any contract, agreement, commitment, obligation, appointment, plan, trust or other arrangement to which Equality or each Equality Subsidiary is a party or by which either Equality or each Equality Subsidiary is otherwise bound where such breach would have a Material Adverse Effect on Equality;

           (k) make any change of a material nature in their accounting procedures, methods, policies or practices or the manner in which they conduct their businesses and maintain their records;

           (l)  accept or renew any brokered deposits; and

           (m) agree, in writing or otherwise, to take any of the foregoing actions.

     5.3   Access to Information and Due Diligence.
           ---------------------------------------

           (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Equality and Allegiant shall, and shall cause the Equality Subsidiaries and the Allegiant Subsidiaries, respectively, to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period before the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Equality and Allegiant shall, and shall cause the Equality Subsidiaries and the Allegiant Subsidiaries, respectively, to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Equality, Allegiant, the Equality Subsidiaries nor the Allegiant Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (A) violate or prejudice the rights of Equality's or Allegiant's, as the case may be, customers or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into before the date of this Agreement, or (B) impair any attorney-client privilege of the disclosing party. The parties hereto shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

           (b) Each of Equality and Allegiant shall hold all information furnished by or on behalf of the other party or the Equality Subsidiaries or Allegiant Subsidiaries, as the case may be, or their representatives pursuant to Section 5.3(a) in confidence and, upon
                            --------------
termination of this Agreement, shall promptly return all documents containing any information concerning the properties, business and assets of each other party that may have been obtained in the course of negotiations or examination of the affairs of each other party either before or after the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public sources) and shall destroy any information, analyses or the like derived from such confidential information. Each of Equality and Allegiant shall use such information solely for the purpose of conducting business, legal and financial reviews of the other party and for such other purposes as may be related to this Agreement.

           (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

     5.4   Shareholder Approvals.
           ---------------------

           (a) As soon as practicable after the date of this Agreement, Equality shall call and convene a meeting of its shareholders and shall submit to its shareholders for approval this Agreement and the Merger in accordance with Equality's Certificate of Incorporation, its bylaws and Delaware Law (the "Equality Shareholders Meeting"). If such
                       -----------------------------
recommendation is consistent with the fiduciary duties of the Board of Directors of Equality, the Board of Directors of Equality shall recommend to the shareholders of Equality approval of this Agreement and the Merger. Equality shall submit this Agreement and the Merger to its shareholders whether or not the Board of Directors of Equality determines at any time after the date hereof that this Agreement and the Merger are no longer advisable and recommends that the shareholders of Equality reject this Agreement and the Merger.

           (b) As soon as practicable after the date of this Agreement, Allegiant shall call and convene a meeting of its shareholders and shall submit to its shareholders for approval the issuance of Allegiant Common Stock in the Merger (the "Allegiant
                                                       ---------
Shareholders Meeting").  If such recommendation is consistent with the
--------------------
fiduciary duties of the Board of Directors of Allegiant, the Board of Directors of Allegiant shall recommend to the shareholders of Allegiant approval of such issuance of Allegiant Common Stock. Allegiant, as the owner of all of the outstanding shares of capital stock of Acquisition Corp., shall cause this Agreement and the Merger to be approved in accordance with Delaware Law.

     5.5   Registration Statement and Regulatory Filings.
           ---------------------------------------------

           (a)  Allegiant shall file with the SEC as soon as
practicable after the execution of this Agreement, using its best efforts, a Registration Statement on an appropriate form under the Securities Act covering Allegiant Common Stock to be issued pursuant to this Agreement and shall use its reasonable best efforts to cause the same to become effective, and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such Registration Statement and any amendments and supplements thereto are referred to herein as the "Registration Statement." The Registration Statement shall include
 ----------------------
the Joint Proxy Statement/Prospectus reasonably acceptable to Allegiant and Equality, prepared by Allegiant and Equality for use in connection with the Equality Shareholders Meeting and the Allegiant Shareholders Meeting, all in accordance with the rules and regulations of the SEC. Allegiant shall, as soon as practicable after the execution of this Agreement, make all filings, if any, required to obtain all blue sky permits, authorizations, consents or approvals required for the issuance of Allegiant Common Stock. In advance of filing the Registration Statement, Allegiant shall provide Equality and its counsel with a copy of the Registration Statement and provide an opportunity to comment thereon, and thereafter shall promptly advise Equality and its counsel of any material communication received by Allegiant or its counsel from the SEC with respect to the Registration Statement. Each of Allegiant and Equality covenant that none of the information furnished by Allegiant or Equality, respectively, for inclusion in the Registration Statement, the Joint Proxy Statement/Prospectus or any other document filed with the SEC or any state securities commission, at the respective times at which such documents are filed with the SEC or such state securities commission, or, in the case of the Registration Statement, when it becomes effective, or in the case of the Joint Proxy Statement/Prospectus, when mailed or at the time of the Equality Shareholders Meeting or the Allegiant Shareholders Meeting, shall be false or misleading with respect to any material fact or shall omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

           (b)  Allegiant, as soon as practicable after the
execution of this Agreement, using its best efforts, shall take all appropriate actions necessary to obtain the regulatory approvals referred to in Sections 6.1(c) and 6.2(c) hereof including making all
               --------------------------
appropriate initial filings necessary to obtain such regulatory approvals, and Equality shall cooperate fully in the process of obtaining all such approvals. Allegiant shall provide Equality with copies of all applications filed and all approvals when received.

     5.6   Reasonable Efforts.  The parties to this Agreement agree
           ------------------
to use their reasonable efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the parties hereto shall intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations contained herein to be or to become untrue.

     5.7   Business Relations and Publicity.  Equality shall use
           --------------------------------
reasonable efforts to preserve its reputation and relationship with suppliers, clients, depositors, customers, employees and others having business relations with it. No press release or other communication in connection with or relating to this Agreement or the transactions contemplated hereby (other than communications with appropriate regulatory authorities) shall be issued or made except as mutually agreed upon, provided that either party hereto, after consultation with the other party, may make such disclosures concerning the transactions provided for herein as the disclosing party reasonably believes are required by law.

     5.8   Listing of Shares.  Allegiant shall use all reasonable
           -----------------
efforts to cause the shares of Allegiant Common Stock issuable in the Merger to be approved for listing on the Nasdaq National Market.

     5.9   Maintenance of Insurance.  Equality shall, and shall
           ------------------------
cause the Equality Subsidiaries to use their best efforts to maintain their present insurance coverage in respect to their respective properties and businesses.

     5.10  Affiliate Letters.  Equality shall provide Allegiant with
           -----------------
such information as may be reasonably necessary to determine the identity of those persons who may be deemed to be "affiliates" of Equality within the meaning of Rule 145 (or any successor rule) promulgated by the SEC under the Securities Act and a list of those persons whom Equality believes may be deemed to be affiliates. Within 45 days of the execution of this Agreement, Equality shall obtain and deliver to Allegiant affiliate letters, substantially in the form of Exhibit C to this Agreement, from each of the directors and principal
---------
officers of Equality with respect to any shares over which they possess sole investment power and Equality shall use its best efforts to obtain an affiliate letter from any other affiliate identified by Equality pursuant to this Section 5.10.
                 ------------

     5.11  No Conduct Inconsistent with this Agreement.
           -------------------------------------------

           (a) Except for Equality's proposed sale of its current mortgage servicing rights as described in Schedule 3.13(a) of the
                                          ----------------
Equality Disclosure Schedules, Equality agrees that it shall not, during the term of this Agreement, (i) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, other than in the ordinary course of business, or the acquisition of its capital stock, or the merger of it or any of the Equality Subsidiaries with any corporation or other entity other than as provided by this Agreement except pursuant to a written direction from a regulatory authority; or (ii) negotiate with, furnish information to, or entertain any proposals from any other person for any such transaction wherein the business, assets or capital stock of it or the Equality Subsidiaries would be acquired, directly or indirectly, by any party other than as provided by this Agreement, except pursuant to a written direction from any regulatory authority or upon the receipt of an unsolicited offer from a third party where the Board of Directors of Equality reasonably believes, upon the written opinion of counsel, that its fiduciary duties require it to enter into discussions with, or furnish information to, such party. Equality shall promptly notify Allegiant of all of the relevant details relating to all inquiries and proposals that it may receive relating to any proposed disposition of its business or assets, or the acquisition of its capital stock, or the merger of it or the Equality Subsidiaries with any corporation or other entity other than as provided by this Agreement and shall keep Allegiant informed of the status and details of any such inquiry or proposal (including the identity of all involved parties), and shall give Allegiant at least five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry or proposal.

           (b)  Nothing contained in Section 5.10(a) shall
                                     ---------------
prohibit Equality from disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a tender offer for Equality's Common Stock.

     5.12  Board of Directors' Notices, Minutes, Etc.  Equality
           ------------------------------------------
shall give reasonable notice to Allegiant of all meetings of the Board of Directors and Board committees of Equality and each Equality Subsidiary, and if known, the agenda for or business to be discussed at such meeting. Equality shall transmit to Allegiant, promptly, copies of all notices, minutes, consents and other materials that Equality or each Equality Subsidiary provides to their directors to the extent permissible under law, other than materials relating to any proposed acquisition of Equality or each Equality Subsidiary. Allegiant agrees to hold in confidence and trust and to act in a fiduciary manner with respect to such information.

     5.13  Untrue Representations and Warranties.  During the term
           -------------------------------------
of this Agreement, if a party hereto becomes aware of any facts or of the occurrence or impending occurrence of any event that would cause one or more of such party's representations and warranties contained in this Agreement to be or to become untrue as of the Closing Date, then such party shall immediately give detailed written notice thereof to the other party.

     5.14  Indemnification; Directors' and Officers' Insurance.
           ---------------------------------------------------

           (a)  In the event of any threatened or actual claim,
action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time before the date of this Agreement, or who becomes before the Effective Time, a director or officer or employee of Equality or the Equality Subsidiaries (the "Indemnified Parties"), is, or is
                                   -------------------
threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of Equality or the Equality Subsidiaries or any of their respective predecessors, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, Allegiant agrees to cooperate and use reasonable efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Allegiant shall (and shall cause the Surviving Corporation to) defend, indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including payment of reasonable attorney's fees and expenses and other costs in advance of the final disposition of any claim, suit, proceeding or investigation incurred by each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation; provided, however, that
                                             --------  -------
(A) Allegiant shall have the right to assume the defense thereof and upon such assumption Allegiant shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Allegiant elects not to assume such defense or if any Indemnified Party furnishes Allegiant with a written legal opinion reasonably acceptable to Allegiant that there are issues that raise conflicts of interest between Allegiant and the Indemnified Party, such Indemnified Party may retain counsel reasonably satisfactory to it after consultation with Allegiant, and Allegiant shall pay the reasonable fees and expenses of such counsel for such Indemnified Party (provided that if Allegiant assumes the defense thereof, Allegiant shall not settle any claim, action, suit, proceeding or investigation or consent to any legal judgment without first obtaining the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed), (B) Allegiant shall be obligated pursuant to this Section
                                                            -------
5.14(a) to pay for only one firm of counsel for all Indemnified
-------
Parties, unless an Indemnified Party shall have furnished to Allegiant a written legal opinion reasonably acceptable to Allegiant that there is a material conflict of interest between the interests of such Indemnified Party and the interests of one or more other Indemnified Parties and that the interests of such Indemnified Party will not be adequately represented unless separate counsel is retained, in which case, Allegiant shall be obligated to pay such separate counsel, (C) Allegiant shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed) and (D) Allegiant shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section
                                                              -------
5.14, upon learning of any such claim, action, suit, proceeding or
----
investigation, shall notify Allegiant thereof, provided that the failure to so notify shall not affect the obligations of Allegiant under this
Section 5.14 except to the extent such failure to notify materially
------------
prejudices Allegiant.

           (b)  Allegiant shall use reasonable efforts (i) to
obtain, after the Effective Time, directors' and officers' liability insurance coverage for the officers and directors of the Surviving Corporation, and (ii)
either (A) to cause any individual who had served as an officer or director of Equality or the Equality Subsidiaries at any time during the three years before the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policies maintained by the Surviving Corporation, or to (B) substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than the policies previously maintained by Equality and the Equality Subsidiaries, respectively, with respect to acts or omissions occurring before the Effective Time that were committed by such officers and directors in their capacity as such; provided, however, that
                                     --------  -------
Allegiant's reasonable efforts under this Section 5.13(b) shall not be
                                          ---------------
deemed to include obtaining any such coverage beyond an aggregate cost greater than 1.5 times Equality's current annual premium for directors' and officers' liability insurance coverage.

     5.15  Employee Benefit and Incentive Plans.
           ------------------------------------

           (a)  At the Effective Time, each employee of Equality and
the Equality Subsidiaries ("Equality Employee") shall immediately
                            -----------------
become eligible to participate in all Allegiant Plans on the same terms and conditions that Allegiant and its subsidiaries may make available to their similarly situated officers and employees (provided, however, that participation need not extend to split dollar life insurance or other nonqualified deferred compensation plans). The period of employment and compensation of each Equality Employee accrued with Equality or any Equality Subsidiary before the Closing Date shall be counted for all purposes under Allegiant Plans, including, without limitation, for purposes of service credit, eligibility and vesting. Allegiant shall waive any pre-existing condition exclusions and actively-at-work requirements contained in any Allegiant Plan as they apply to Equality Employees, former Equality Employees and their dependents, and Allegiant shall provide that any expenses incurred on or before the Closing by a Equality Employee or a Equality Employee's covered dependent or spouse shall be taken into account for purposes of satisfying any applicable deductible, coinsurance and maximum out-of-pocket provisions of the year in which the Closing occurs.

           (b)  At the Effective Time, the Savings Bank Employee
Stock Ownership Plan (the "ESOP") shall be terminated as Allegiant and
                           ----
Equality shall mutually determine, and the loan between Equality and the ESOP shall be repaid in full with an amount of unallocated shares of Allegiant Common Stock (which shall have been converted from shares of Equality Common Stock pursuant to this Agreement) held in the ESOP having an aggregate fair market value equal to the balance of such loan at the Effective Time.

The fair market value of Allegiant Common Stock for this purpose shall be determined by the trustees of the ESOP in the exercise of their fiduciary duties. Any remaining unallocated shares of Allegiant Common Stock after such repayment shall be allocated in kind to the ESOP accounts of those Equality Employees or former Equality Employees who are participants, or their beneficiaries, (the "ESOP Participants") in
                                                -----------------
accordance with the terms of the ESOP as amended with respect to such termination and as in effect on the Effective Time. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP determined as of the Effective Time. As soon as practicable after the receipt of a favorable determination letter from the Internal Revenue Service ("IRS") as to the tax
                                           ---
qualified status of the ESOP upon its termination under Section 401(a) and 4975(e) of the Code (the "Final Determination Letter"),
                              --------------------------
distributions of the benefits under the ESOP shall be made to the ESOP Participants. From and after the date of this Agreement, in anticipation of such termination and distribution, Equality shall cause the Savings Bank and its representatives before the Effective Time to use, and Allegiant and its representatives after the Effective Time shall use, their best efforts to apply for and to obtain such favorable Final Determination Letter from the IRS. If the Savings Bank and its representatives, before the Effective Time, and Allegiant and its representatives after the Effective Time, reasonably determine that the ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the ESOP to lose its tax qualified status, Equality, or the Savings Bank at the direction of Equality, before the Effective Time and Allegiant after the Effective Time shall take such action as they may reasonably determine with respect to the distribution of benefits to the ESOP Participants, provided that the assets of the ESOP shall be held or paid for the benefit of the ESOP Participants and provided further that in no event shall any portion of the amounts held in the ESOP revert, directly or indirectly, to Equality or any affiliate thereof, or to Allegiant or any affiliate thereof. Equality Employees shall become eligible to participate in any employee stock ownership plan maintained by Allegiant or any affiliate thereof at any time after the Effective Time ("Allegiant ESOP"), and each Equality Employee's
                     --------------
period of employment with Equality or any Equality Subsidiary shall be counted for all purposes under Allegiant ESOP, including without limitation, for purposes of eligibility and vesting. The compensation of each participant attributable to employment with Equality or a Equality Subsidiary before the Effective Time shall be counted for all purposes under the Allegiant ESOP.

           (c) Allegiant acknowledges and agrees that all participants in the Savings Bank's Profit Sharing 401(k) Plan (the "401(k) Plan") shall be fully vested as of the Effective Time in their
 -----------
accounts under the 401(k) Plan. If Allegiant maintains a defined contribution plan subject to a favorable IRS letter as to its tax qualified status under Section 401(a) of the Code (the "Allegiant
                                                        ---------
Plan") on or after the Effective Time, the
----

401(k) Plan may be merged with and into Allegiant Plan or may be continued by Allegiant, as Allegiant shall determine. As of the Effective Time, Equality Employees shall become eligible to participate in Allegiant Plan, and each Equality Employee's period of employment with Equality or any Equality Subsidiary shall be counted for all purposes under Allegiant Plan, including, without limitation, for purposes of eligibility and vesting. The compensation of each 401(k) Plan participant attributable to employment with Equality or a Equality Subsidiary before the Effective Time shall be counted for all purposes under the Allegiant Plan, including without limitation, for purposes of contribution allocations.

           (d) Allegiant shall credit each Equality Employee with the amount of such vacation, sick time and personal time that is accrued but unused as of the Effective Time. Equality Employees may use such vacation, sick time and personal time during the remainder of 2000 and any subsequent period as permitted by Allegiant's policies. Allegiant's vacation, sick time and personal time policies shall apply on and after the Effective Time and shall include Equality Employees' employment with Equality or any Equality Subsidiary for purposes of determining vacation, sick time and personal time entitlement.

     5.16  Employment Agreements.  Allegiant acknowledges and
           ---------------------
agrees that pursuant to the Merger it is assuming all obligations of Equality and/or the Savings Bank under, and it agrees to honor all the provisions of, the present employment agreements, as amended, between each of Richard C. Fellhauer, Michael A. Deelo, Leonard O. Wolter and John L. Tacke on one hand and Equality and/or the Savings Bank on the other hand, including those that relate to a termination of employment following a change-in-control of Equality. Attached hereto as Schedule
                                                               --------
5.16 of the Equality Disclosure Schedules are true and complete copies
----
of each such employment agreement, as amended.

     5.17  Deferred Compensation Agreements.  Allegiant acknowledges
           --------------------------------
and agrees that pursuant to the Merger it is assuming all obligations of Equality and/or the Savings Bank under, and it agrees to honor all of the provisions of, the present deferred compensation agreements between Richard C. Fellhauer, Michael A. Deelo and Leonard O. Wolter on one hand and Equality and/or the Savings Bank on the other hand. The employment of such persons with Equality and its affiliates before the Effective Time, and with Allegiant and its affiliates from and after the Effective Time, shall be considered employment for all purposes of the deferred compensation agreements. Attached hereto as
Schedule 5.17 of the Equality Disclosure Schedules are true and
-------------
complete copies of each such deferred compensation agreement, as amended.

     5.18  Severance Program and Stay Bonus Program.  Allegiant
           ----------------------------------------
Agrees to honor the Severance Program and Stay Bonus Program of
Equality.  Attached hereto as Schedule 5.18 of the Equality Disclosure
                              -------------
Schedules is a true and complete copy of the Severance Program and the Stay Bonus Program. Equality agrees to consult with Allegiant before awarding any bonus under its Stay Bonus Program.

     5.19  COBRA and HIPAA.  Until the Effective Time, Equality
           ---------------
shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the Code and Section 601 through 609 of ERISA ("COBRA") with respect to each qualified beneficiary (as defined
        -----
in COBRA) of Equality or any Equality Subsidiary who incurs a qualifying event (as defined in COBRA) before the Effective Time and for all obligations to provide certificates pursuant to Section 701(e) of ERISA and Section 9801(e) of the Code. As of the Effective Time, Allegiant shall be liable for (i) all obligations for continued health coverage under COBRA with respect to each qualified beneficiary (as defined in COBRA) of Equality or any Equality Subsidiary who incurs a qualifying event (as defined in COBRA) from and after the Effective Time, and (ii) for continued health coverage under COBRA from and after the Effective Time for each qualified beneficiary of Equality or any Equality Subsidiary who incurs a qualifying event before the Effective Time.

     5.20  Filing and Other Fees.  Each party hereto shall bear its
           ---------------------
own expenses incident to preparing, entering into and carry out this Agreement and to consummating the Merger; provided, however, that all filing and other fees paid to the SEC, the OTS or any other Government Entity in connection with the Merger and the transactions contemplated by this Agreement and the costs and expenses of printing and mailing the Joint Proxy/Statement Prospectus shall be borne by Allegiant.

     5.21 Board Seat.  Before the Closing Date, the directors of Allegiant
          ----------
shall take such action as may be necessary to elect to the Board of Directors of Allegiant, effective at the Effective Time, Richard C. Fellhauer ("New Director"). Allegiant shall then nominate such New
            ------------
Director for election at the 2001 Annual Meeting of Allegiant's shareholders for a three-year term.

                             ARTICLE VI

                        CONDITIONS PRECEDENT

     6.1   Conditions Precedent to Obligations of Allegiant and
           -----------------------------------------------------
Acquisition Corp.  Unless the conditions are waived by Allegiant or
-----------------
Acquisition Corp., all obligations of Allegiant and Acquisition Corp. under this Agreement are subject to the fulfillment, before or at the Closing, of each of the following conditions:

           (a)  Representations and Warranties; Performance of
                -----------------------------------------------
Agreements.  The representations and warranties of Equality contained
----------
in Article III of this Agreement, or in any documents, certificates, schedules or exhibits delivered by, or on behalf, of Equality to Allegiant pursuant to this Agreement shall be true and correct as of this date and shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect on Allegiant or Equality shall have performed all agreements herein required to be performed by it on or before the Closing Date.

           (b)  Closing Certificate.  Allegiant shall have received
                -------------------
a certificate signed by the Chief Executive Officer of Equality, dated as of the Closing Date, certifying in such detail as Allegiant may reasonably request, as to the fulfillment of the conditions to the obligations of Allegiant as set forth in this Agreement and required to be fulfilled by Equality on or before the Closing Date.

           (c)  Regulatory and Other Approvals.  Allegiant shall
                ------------------------------
have obtained the approval of all appropriate regulatory entities (including, without limitation, the approval of the Regulatory Applications) of the transactions contemplated by this Agreement, all required regulatory waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval or commencement of any suit or action seeking to enjoin the transaction provided for herein or to obtain substantial damages in respect of them.

           (d)  Shareholder Approvals and Delivery of this Agreement.
                ----------------------------------------------------
This Agreement and the transactions contemplated herein shall have been approved by the Board of Directors and the shareholders of Equality in accordance with applicable law and the Certificate of Incorporation and Bylaws of Equality, and the proper officers of Equality shall have executed and delivered to Allegiant copies of this Agreement and the Certificate of Merger, in form suitable for filing with the Delaware Secretary of State, and shall have executed and delivered all such other certificates, statements or other instruments as may be necessary or appropriate to effect such filings. The issuance of Allegiant Common Stock in the Merger shall have been approved by the requisite vote of the shareholders of Allegiant.

           (e)  Effectiveness of the Registration Statement.  The
                -------------------------------------------
Registration Statement shall have become effective with respect to all shares of Allegiant Common Stock to be issued in the Merger, no stop order suspending the effectiveness of such Registration Statement shall have been issued, no proceeding for that purpose shall have been instituted or threatened, and all requests for additional information on the part of the SEC shall have been complied with to Allegiant's satisfaction.

           (f)  No Litigation with Respect to Transactions.  No suit
                ------------------------------------------
or other legal proceeding shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby, which reasonably could be expected to result in the issuance of a court order enjoining such transactions;

           (g)  Opinion of Counsel.  Allegiant shall have received
                ------------------
an opinion of Schiff Hardin & Waite, counsel for Equality, dated as of the Closing Date, and in form and substance satisfactory to Allegiant and its counsel as follows:

                (i) Equality is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Agreement. Equality is a registered savings and loan holding company under the Home Owners' Loan Act.

                (ii) The Savings Bank is validly existing as a savings association under the laws of the State of Missouri.

                (iii) The authorized capitalization of Equality consists of 4,000,000 shares of common stock, $.01 par value per share, and 200,000 shares of preferred stock, $.01 par value per share.

                (iv) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Equality, and, to the best of counsel's knowledge, in the case of the Agreement, by the shareholders of Equality, these being the only corporate authorizations required under the Certificate of Incorporation and Bylaws of Equality and Delaware Law. The Agreement has been duly executed and delivered by Equality and constitutes the valid and binding obligation of Equality, enforceable against Equality in accordance with its terms.

                (v) The execution, delivery and performance by Equality of the Agreement do not violate the Certificate of Incorporation or Bylaws of Equality.

                (vi) No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution and delivery by Equality of the Agreement and the consummation by Equality of the Merger and the other transactions contemplated hereby that have not been received or obtained as of the date hereof, except where the failure to obtain such consent or approval or to make such filing or registration will not have or will not be reasonably likely to have a Material Adverse Effect on Equality.

                (vii) The Registration Statement and Joint Proxy Statement/Prospectus set forth therein and any amendments and supplements thereto made before the Closing Date (other than the financial statements and related schedules and other financial information contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder; and such counsel has no reason to believe that, as of the effective date of the Registration Statement, the date of the Equality Shareholders Meeting, the date of the Allegiant Shareholders Meeting and the Closing Date, the Registration Statement or Joint Proxy Statement/Prospectus (other than the financial statements and related schedules and other financial and statistical information contained or incorporated by reference therein, as to which such counsel need express no opinion) or, as of its date, any further amendment or supplement thereto made before the Closing Date, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           In rendering its opinion, such counsel may rely as to matters of fact upon such certificates of the officers of Equality or the Equality Subsidiaries or governmental officials as such counsel deems appropriate.

           (h)  No Adverse Changes.  Between the date of this
                ------------------
Agreement and the Closing Date, the business of Equality and the Equality Subsidiaries, taken as a whole, shall have been conducted in the ordinary course consistent in all respects with prudent banking practices, and there shall not have occurred any material adverse change or any condition, event, circumstance, fact or occurrence (other than general economic or competitive conditions) that may reasonably be expected to result in a material adverse change in the business, properties, financial condition, loan portfolio, operations or prospects of Equality and the Equality Subsidiaries, taken as a whole.

           (i)  Consents.  Equality and the Savings Bank shall have
                --------
obtained all such written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement.

           (j)  Fairness Opinion.  Allegiant shall have received
                ----------------
from Howe Barnes Investments, Inc. a fairness opinion updating as of a date approximately the date of mailing the Joint Proxy Statement/ Prospectus the opinion delivered on the date of this Agreement and in form and substance reasonably satisfactory to Allegiant to the effect that the consideration to be delivered to the shareholders of Equality is fair from a financial point of view to the shareholders of Allegiant.

           (k)  Other Documents.  Allegiant shall have received at
                ---------------
the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by Equality with the terms of this Agreement.

     6.2   Conditions Precedent to Obligations of Equality.  Unless
           -----------------------------------------------
the conditions are waived by Equality, all obligations of Equality under this Agreement are subject to the fulfillment, before or at the Closing, of each of the following conditions:

           (a)  Representations and Warranties; Performance of
                -----------------------------------------------
Agreements.  The representations and warranties of Allegiant and
----------
Acquisition Corp. contained in Article IV of this Agreement, or in any documents, certificates, schedules or exhibits delivered by them, or on their behalf to Equality pursuant to this Agreement shall be true and correct as of this date and shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect on Equality or Allegiant. Allegiant and Acquisition Corp. shall have performed all agreements herein required to be performed by them on or before the Closing Date.

           (b)  Closing Certificate.  Equality shall have received
                -------------------
a certificate signed by the Chief Executive Officer of Allegiant, dated as of the Closing Date, certifying in such detail as Equality may reasonably request, as to the fulfillment of the conditions to the obligations of Equality as set forth in this Agreement and required to be fulfilled by Allegiant or Acquisition Corp. on or before the Closing.

           (c)  Regulatory and Other Approvals.  Allegiant shall
                ------------------------------
have obtained the approval of all appropriate regulatory entities (including, without limitation, the approval of the Regulatory Applications) of the transactions contemplated by this Agreement; all required regulatory waiting periods shall have expired, and there shall have been no motion for rehearing or appeal from such approval or commencement of any suit or action seeking to enjoin the transaction provided for herein or to obtain substantial damages in respect of them.

           (d)  Shareholder Approvals and Delivery of this Agreement.
                ----------------------------------------------------
This Agreement and the transactions contemplated herein shall have been approved by the Board of Directors of Allegiant and Acquisition Corp., and Allegiant, as the sole shareholder of Acquisition Corp., in accordance with applicable law and the Certificate of Incorporation and Bylaws of Acquisition Corp., and the proper officers of Allegiant and Acquisition Corp. shall have executed and delivered to Equality copies of this Agreement and the Certificate of Merger, in form suitable for filing with the Delaware Secretary of State, and shall have executed and delivered all such other certificates, statements or other instruments as may be necessary or appropriate to effect such filings. The issuance of Allegiant Common Stock in the Merger shall have been approved by the requisite vote of the shareholders of Allegiant. This Agreement and the transactions contemplated herein shall have been approved by the shareholders of Equality in accordance with Delaware Law and the Certificate of Incorporation and Bylaws of Equality.

           (e)  Effectiveness of the Registration Statement.  The
                -------------------------------------------
Registration Statement shall have become effective with respect to all shares of Allegiant Common Stock to be issued in the Merger, no stop order suspending the effectiveness of such Registration Statement shall have been issued, no proceeding for that purpose shall have been instituted or threatened, and all requests for additional information on the part of the SEC shall have been complied with to Equality's satisfaction.

           (f)  No Litigation with Respect to Transactions.  No
                ------------------------------------------
suit or other legal proceeding shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby, which reasonably could be expected to result in the issuance of a court order enjoining such transactions.

           (g)  Opinion of Counsel. Equality shall have received
                ------------------
an opinion of Thompson Coburn LLP, counsel for Allegiant, dated as of the Closing Date, and in form and substance satisfactory to Equality and its counsel as follows.

                (i) Allegiant is a corporation validly existing and in good standing under the laws of the State of Missouri and has the corporate power and authority to execute, deliver and perform its obligations under the Agreement. Acquisition Corp. is a corporation validly existing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Agreement. Allegiant is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

                (ii) The shares of common stock of Allegiant deliverable pursuant to this Agreement will be duly authorized and, upon issuance and delivery in accordance with the terms hereof and thereof, will be validly issued, fully paid, and nonassessable, with no liability attaching to the ownership thereof arising from Allegiant, and will have been registered under the Securities Act and will have been registered or qualified under the securities laws of all jurisdictions in which such registration or qualification is required, based on information provided by Equality, and will be qualified for listing on the Nasdaq National Market.

                (iii) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Allegiant and Acquisition Corp., and, in the case of the Agreement, by Allegiant as the sole shareholder of Acquisition Corp., and, in the case of the issuance of Allegiant Common Stock in the Merger, to the best of such counsel's knowledge, by the shareholders of Allegiant, these being the only corporate authorizations required under the Articles and Certificate of Incorporation, as the case may be, and Bylaws of Allegiant and Acquisition Corp., Delaware Law, the laws of the State of Missouri and the rules of The Nasdaq Stock Market. The Agreement has been duly executed and delivered by Allegiant and Acquisition Corp. and constitutes the valid and binding obligation of Allegiant and Acquisition Corp. enforceable against Allegiant and Acquisition Corp. in accordance with its terms.

                (iv) The execution, delivery and performance by Allegiant and Acquisition Corp. of the Agreement do not violate the Articles and Certificate of Incorporation, respectively, or Bylaws of Allegiant or Acquisition Corp.

                (v) No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution and delivery by Allegiant or Acquisition Corp. of the Agreement and the consummation by Allegiant and Acquisition Corp. of the Merger and the other transactions contemplated hereby, that have not been received or obtained as of the date hereof, except where the failure to obtain such consent or approval or to make such filing or registration will not have or be reasonably likely to have a Material Adverse Effect on Allegiant or Equality.

                (vi) No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity are necessary for the issuance of the shares of Allegiant Common Stock in connection with the Merger.

                (vii) The Registration Statement and Joint Proxy Statement/Prospectus set forth therein and any amendments and supplements thereto made before the Closing Date (other than the financial statements and related schedules and other financial information contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder; and such counsel has no reason to believe that, as of the effective date of the Registration Statement, the date of the Equality Shareholders Meeting, the date of the Allegiant Shareholders Meeting and the Closing Date, the Registration Statement or Joint Proxy Statement/Prospectus (other than the financial statements and related schedules and other financial and statistical information contained or incorporated by reference therein, as to which such counsel need express no opinion) or, as of its date, any further amendment or supplement thereto made before the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           In rendering its opinion, such counsel may rely as to matters of fact upon such certificates of the officers of Allegiant or governmental officials as such counsel deems appropriate.

           (h)  No Adverse Changes.  Between the date of this
                ------------------
Agreement and the Closing Date, the business of Allegiant and the Allegiant Subsidiaries, taken as a whole, shall have been conducted in the ordinary course consistent in all respects with prudent banking practices, and there shall not have occurred any material adverse change or any condition, event, circumstance, fact or occurrence (other than general economic or competitive conditions) that may reasonably be expected to result in a material adverse change in the business, properties, financial condition, loan portfolio, operations or prospects of Allegiant and the Allegiant Subsidiaries, taken as a whole.

           (i)  Fairness Opinion.  Equality shall have received
                ----------------
from RP Financial, LC. a fairness opinion updating as of a date approximately the date of mailing the Joint Proxy Statement/Prospectus the opinion delivered on the date of this Agreement and in form and substance reasonably satisfactory to Equality to the effect that the consideration to be received in the Merger by the shareholders of Equality is fair from a financial point of view to the shareholders of Equality.

           (j)  Tax Opinion.  Equality shall have received an
                -----------
opinion of Thompson Coburn LLP, in form and substance reasonably satisfactory to it, dated as of the Closing Date, substantially to the effect that the Merger will constitute a tax free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

           (k)  Listing of Shares.  The shares of Allegiant Common
                -----------------
Stock issuable in the Merger shall be approved for listing upon notice of issuance on the Nasdaq National Market.

           (l)  Other Documents.  Equality shall have received at
                ---------------
the Closing all such other documents, certificates or instruments as it may have reasonably requested evidencing compliance by Allegiant and Acquisition Corp. with the terms of this Agreement.

                            ARTICLE VII

                TERMINATION, EXPENSES AND AMENDMENT

     7.1   Termination.  This Agreement may be terminated before
           -----------
the Effective Time:

           (a) at any time, by written agreement between Allegiant and Equality, if the Board of Directors of each so determines;

           (b)  at any time, by Equality if any of the conditions
set forth in Section 6.2 shall have become incapable of fulfillment,
             -----------
and shall not have been waived by Equality;

           (c) at any time, by Allegiant if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment,
             -----------
and shall not have been waived by Allegiant;

           (d) at any time, by either the Board of Directors of Equality or the Board of Directors of Allegiant and Acquisition Corp. if
(i) any Governmental Entity that must grant a requisite regulatory approval has denied approval of the Merger and such denial has become final and nonappealable or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

           (e) by either the Board of Directors of Equality or the Board of Directors of Allegiant if the Merger shall not have been consummated on or before March 31, 2001, unless the failure of the Closing to occur by such date shall be due to the breach by the party seeking to terminate this Agreement of the covenants and agreements of such party set forth herein;

           (f) by Allegiant or Equality if any approval of the shareholders of Equality or the shareholders of Allegiant required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

           (g) by Equality, upon at least two days' prior notice to Allegiant, if, as a result of a tender offer by a party other than Allegiant or its affiliates or any written offer or proposal with respect to a merger, share exchange, sale of a material portion of its assets or other business combination (each, a "Business Combination
                                               ---------------------
Proposal") by a party other than Allegiant or its affiliates, the Board
--------
of Directors of Equality determines in good faith that its fiduciary obligations under applicable law require that such Business Combination Proposal be accepted; provided, however, that
                      --------  -------

                (x) the Board of Directors of Equality shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions that may be offered by Allegiant in negotiations entered into pursuant to clause (y) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal;

                (y) before any such termination, Equality shall, and shall cause its financial and legal advisors to, negotiate with Allegiant for five business days to make such adjustments in the terms and conditions of this Agreement as would enable Equality to proceed with the transactions contemplated herein on such adjusted terms; and

                (z)    Equality shall not have breached its
obligations under Section 5.11 of this Agreement.
                  ------------

           (h)  by Equality, by written notice to Allegiant, if

                (x) there exists any material breach or breaches of the representations and warranties of Allegiant made herein, and such breaches shall not have been remedied within 30 days after receipt by Allegiant of notice in writing from Equality, specifying the nature of such breaches and requesting that they be remedied; or

                (y) Allegiant shall have failed to perform and comply with, in all material respects, its agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 30 days after receipt by Allegiant of notice in writing from Equality, specifying the nature of such failure and requesting that it be remedied; or

           (i)  by Allegiant, by written notice to Equality, if

                (x) there exists any material breach or breaches of the representations and warranties of Equality made herein, and such breaches shall not have been remedied within 30 days after receipt by Equality of notice in writing from Allegiant, specifying the nature of such breaches and requesting that they be remedied;

                (y) Equality shall have failed to perform and comply with, in all material respects, its agreements and covenants hereunder and such failure to perform or comply shall not have been remedied within 30 days after receipt by Equality of notice in writing from Allegiant, specifying the nature of such failure and requesting that it be remedied; or

                (z) the Board of Directors of Equality or any committee thereof:

                       (A)    shall withdraw or modify in any
manner adverse to Allegiant its approval or recommendation of this Agreement or the Merger,

                       (B)    shall fail to reaffirm such approval
or recommendation upon Allegiant's request,

                       (C) shall approve or recommend any Business Combination Proposal involving Equality other than the Merger involving Equality, in each case, by or involving a party other than Allegiant or any of its affiliates or

                       (D)    shall resolve to take any of the
actions specified in clause (A), (B) or (C).

     7.2   Effect of Termination.  Subject to Section 7.3, in the
           ---------------------              -----------
event of termination of this Agreement by Equality or Allegiant pursuant to Section 7.1 there shall be no liability on the part of either
   -----------
Equality or Allegiant or their respective officers or directors hereunder, except that Section 5.3(b), Section 5.20, this Section 7.2
                       --------------  ------------       -----------
and Section 7.3 shall survive the termination.
    -----------

     7.3   Termination Fee; Expenses.
           -------------------------

           (a)  If this Agreement is terminated at such time that
this Agreement is terminable pursuant to one (but not both) of (A)
Section 7.1(h)(x) or (y) or (B) Section 7.1(i)(x) or (y), then the
------------------------        ------------------------
non-terminating party shall promptly (but no later than five (5) business days after receipt of notice from the terminating party) pay to the terminating party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the terminating party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $250,000; provided, however, that, if this Agreement is
                    --------  -------
terminated by a party as a result of a willful breach by the other party of any representation, warranty, agreement or covenant contained in this Agreement, the terminating party may pursue any remedies available to it at law or in equity and shall, in addition to its documented out-of-pocket expenses and fees (which shall be paid as specified above and shall not be limited to $250,000), be entitled to recover such additional amounts as such terminating party may be entitled to receive at law or in equity.

           (b)  The parties agree that the agreements contained in
this Section 7.3 are an integral part of the transactions contemplated
     -----------
by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to any other party any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate as published in The Wall Street
                                                     ---------------
Journal (Midwest Edition) from the date such fee was required to be
-------------------------
paid.

     7.4   Amendment.  Subject to compliance with applicable law,
           ---------
this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Equality; provided, however, that after any
                                 --------  -------
approval of the transactions contemplated by this Agreement by the shareholders of Equality, there may not be, without further approval of such shareholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Equality Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.5   Extension; Waiver.  At any time before the Effective Time,
           -----------------
the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c)
waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the
        --------  -------
transactions contemplated by this Agreement by the shareholders of Equality, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Equality Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                            ARTICLE VIII

                         GENERAL PROVISIONS

     8.1   Non-survival of Representations, Warranties and Agreements.
           ----------------------------------------------------------
None of the representations, warranties, covenants and agreements in this Agreement (or in any instrument delivered pursuant to this Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time. Without by implication limiting the foregoing, none of the directors or officers of the parties hereto shall have any liability for any of the representations, warranties, covenants and agreements contained herein.

     8.2   Notices.  All notices and other communications hereunder
           -------
shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to Allegiant addressed to:          If to Equality addressed to:

      Allegiant Bancorp, Inc.                Equality Bancorp, Inc.
      2122 Kratky Road                       4131 South Grand Blvd.
      St. Louis, Missouri 63114              St. Louis, Missouri 63118
      Attention: Shaun R. Hayes              Attention: Richard C. Fellhauer
      Telephone: (314) 692-8200              Telephone: (314) 352-3333
      Facsimile: (314) 692-8500              Facsimile: (314) 352-7768
      with a copy to:                        with a copy to:

      Thomas A. Litz, Esq.                   Christopher J. Zinski, Esq.
      Thompson Coburn LLP                    Schiff Hardin & Waite
      One Firstar Plaza                      6600 Sears Tower
      St. Louis, Missouri 63101              Chicago, Illinois 60606
      Telephone: (314) 552-6000              Telephone: (312) 258-5548
      Facsimile: (314) 552-7000              Facsimile: (312) 258-5700


     8.3   Interpretation.  When a reference is made in this
           --------------
Agreement to Sections, Exhibits or Schedules, such reference shall be to a section of or exhibit or schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Equality, the Equality Subsidiaries, Allegiant or Allegiant Subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

     8.4   Counterparts.  This Agreement may be executed in
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     8.5   Entire Agreement.  This Agreement (including the documents
           ----------------
and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

     8.6   Governing Law.  This Agreement and the exhibits attached
           -------------
hereto shall be governed and construed in accordance with the laws of the State of Illinois, without regard to any applicable conflicts of law.

     8.7   Severability.  Any term or provision of this Agreement
           ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If, however, any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, then the parties hereto shall in good faith amend this Agreement to include an alternative provision that accomplishes a similar result.

     8.8   Publicity.  Except as otherwise required by applicable
           ---------
law or the rules of The Nasdaq Stock Market or the American Stock Exchange or any other applicable securities exchange, neither Equality nor Allegiant shall, nor shall Equality or Allegiant permit the Equality Subsidiaries or Allegiant Subsidiaries, respectively, to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     8.9   Assignment; Third Party Beneficiaries.  Neither this
           -------------------------------------
Agreement nor any of the rights, interests or obligations of the parties under this Agreement shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in this Section 8.9 and in
                                                  -----------
Section 5.10, this Agreement (including the documents and instruments
------------
referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.



            [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Allegiant, Acquisition Corp. and Equality have executed this Agreement as of the day and year hereinabove first written.

                                 ALLEGIANT BANCORP, INC.


                                 By: /s/ Shaun R. Hayes
                                     -------------------------------
                                     Name: Shaun R. Hayes
                                     Title: President and Chief
                                            Executive Officer



                                 ALLEGIANT ACQUISITION CORPORATION


                                 By: /s/ Shaun R. Hayes
                                    --------------------------------
                                    Name: Shaun R. Hayes
                                    Title: President



                                 EQUALITY BANCORP, INC.


                                 By: /s/ Richard C. Fellhauer
                                     -------------------------------
                                     Name: Richard C. Fellhauer
                                     Title: President and Chief
                                            Executive Officer

                                                          EXHIBIT A
                                                          ---------

                          OPTION AGREEMENT

     This OPTION AGREEMENT (this "Agreement"), dated as of July 26, 2000, is made and entered into by and between Allegiant Bancorp, Inc., a Missouri corporation ("Allegiant"), and Equality Bancorp, Inc., a
Delaware corporation ("Equality").

     WHEREAS, concurrently with the execution and delivery of this Agreement, Allegiant, Allegiant Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Allegiant ("Acquisition Corp."), and Equality are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of Acquisition Corp. with and into Equality (the "Merger"), upon the terms and subject to the conditions of the Merger Agreement.

     WHEREAS, as a condition to Allegiant's and Acquisition Corp.'s willingness to enter into the Merger Agreement, Allegiant has requested that Equality agree, and Equality has agreed, to grant to Allegiant an option to purchase shares of Equality's common stock, par value $.01 per share ("Equality Common Stock"), on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions set forth herein (including the conditions to exercise set forth in Section 2 of this Agreement), Equality hereby grants to Allegiant an irrevocable option (the "Option") to purchase up to 474,000 shares of Equality Common Stock (subject to adjustment as set forth in Section 9 of this Agreement) (the "Option Shares") at a per share purchase price of $9.50 (subject to adjustment as set forth in Section 9 of this Agreement) (the "Exercise Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Equality Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

     2. EXERCISE OF OPTION. (a) Conditions to Exercise. Allegiant may exercise the Option, in whole or in part, at any time and from time to time until the occurrence of an Exercise Termination Event (as defined below), if, but only if both a Triggering Event (as defined below) and an

Exercise Event (as defined below) shall have occurred before such exercise of the Option. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement pursuant to Sections 7.1(a), (d),
(e) or (h) of the Merger Agreement; (iii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs before the occurrence of a Triggering Event; or (iv) the passage of nine months after termination of the Merger Agreement (other than a termination of the Merger Agreement pursuant to Sections 7.1(a), (d),
(e) or (h) of the Merger Agreement) if such termination follows the occurrence of a Triggering Event. Any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including the Home Owners' Loan Act of 1933 and the Regulations of the Office of Thrift Supervision ("OTS") promulgated thereunder (together, "HOLA").

          (b) Triggering Event. The term "Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

               (i) Equality or its wholly-owned subsidiary, Equality Savings Bank, a state chartered savings bank ("Savings Bank"), without having received Allegiant's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than Allegiant or any of its affiliates, the Board of Directors of Equality shall have recommended that the shareholders of Equality approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement, the Board of Directors of Equality shall have withdrawn its recommendation or failed to recommend that the shareholders of Equality vote "FOR" the Merger Agreement and the Merger or Equality shall have breached its obligations under Section 5.11 of the Merger Agreement. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger, consolidation, share exchange, or similar business combination transaction, involving Equality or Savings Bank, (y) a purchase, lease or other acquisition of 25% or more of the assets of Equality or Savings Bank, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of Equality or Savings Bank.

               (ii) Any person other than Allegiant or an affiliate of Allegiant shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or commenced a tender offer or exchange offer for, 25% or more of the outstanding shares of Equality Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section

13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder);

               (iii) Any person other than Allegiant or an affiliate of Allegiant shall have made a bona fide proposal to Equality or Savings Bank by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition
Transaction; or

               (iv) Any person other than Allegiant or an affiliate of Allegiant, other than in connection with a transaction to which Allegiant has given its prior written consent, shall have filed an application or notice with the OTS or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

          (c) Exercise Event. The term "Exercise Event" shall mean either of the following events or transactions occurring after the date hereof:

               (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Equality Common Stock without giving effect to any shares subject to or issued pursuant to the Option; or

               (ii) The execution by Equality or Equality Savings
Bank of an agreement for an Acquisition Transaction with any person other than Allegiant or any of its affiliates.

          (d) Notice by Company of Triggering and Exercise Events. Equality shall notify Allegiant promptly in writing of the occurrence of any Triggering Event or Exercise Event, it being understood that the giving of such notice by Equality shall not be a condition to the right of Allegiant to exercise the Option.

          (e) Exercise Procedures and Closing. If Allegiant wishes to exercise the Option, it shall send to Equality a written notice (the "Notice") (the date of such exercise being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that, if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction or consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of the OTS or any other regulatory authority is required in connection with such purchase, Allegiant shall promptly file the required notice or application for approval and shall expeditiously process the same (and Equality shall fully cooperate with Allegiant in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

          (f)  Termination of Exercise Election.  Notwithstanding
Section 2(e), in no event shall any Closing Date be more than six months after the related Notice Date, and if the Closing Date shall not have occurred within six months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. If (i) Allegiant receives official notice that an approval of the OTS or any other regulatory authority required for the purchase of Option Shares would not be issued or granted or (ii) a Closing Date shall not have occurred within six months after the related Notice Date due to the failure to obtain any such required approval, Allegiant shall be entitled to exercise its rights as set forth in Section 6.

     3.   PAYMENT AND DELIVERY OF CERTIFICATES.  (a) Payment of
Exercise Price. On each Closing Date, Allegiant shall pay to Equality in immediately available funds by wire transfer to a bank account designated by Equality an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased on such Closing Date.

          (b) Issuance of Certificates. At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Equality shall deliver to Allegiant a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and Allegiant shall deliver to Equality a letter, in customary form, agreeing that Allegiant shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

          (c)  Certificate Legend.  Certificates for the Option
Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF AN OPTION AGREEMENT DATED AS OF JULY 26, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY SELLER OR A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Allegiant shall have delivered to Equality a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Equality and its counsel, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     4. REPRESENTATIONS AND WARRANTIES OF EQUALITY. Equality represents and warrants to Allegiant that:

          (a) Corporate Status and Authority. Equality is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement, and subject to any regulatory approvals referred to herein to consummate the transactions contemplated hereby.

          (b) Due Authorization. The execution and delivery of this Agreement by Equality and the consummation by Equality of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Equality and no other corporate proceedings on the part of Equality are necessary to authorize this Agreement or any of the transactions contemplated hereby.

          (c) Enforceability. This Agreement has been duly executed and delivered by Equality, constitutes a valid and binding obligation of Equality and, assuming this Agreement constitutes a valid and binding obligation of Allegiant, is enforceable against Equality in accordance with its terms.

          (d) Authority and Validity of Option Shares. Equality has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the

Option, and at all times from the date hereof through the expiration of the Option will have reserved, authorized and unissued shares of Equality Common Stock equal to the number of outstanding Option Shares as adjusted pursuant to Section 9 hereof, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

          (e) Absence of Liens on Option Shares. Upon delivery of the Option Shares to Allegiant upon the exercise of the Option, Allegiant will acquire the Option Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

          (f) No Conflict. The execution and delivery of this Agreement by Equality does not, and the consummation by Equality of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of Equality or any of its subsidiaries, which Violation would have a material adverse effect on Equality or Allegiant.

     5. REPRESENTATIONS AND WARRANTIES OF ALLEGIANT. Allegiant represents and warrants to Equality that:

          (a) Corporate Status and Authority. Allegiant is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) Due Authorization. The execution and delivery of this Agreement by Allegiant and the consummation by Allegiant of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Allegiant and no other corporate proceedings on the part of Allegiant are necessary to authorize this Agreement or any of the transactions contemplated hereby.

          (c) Enforceability. This Agreement has been duly executed and delivered by Allegiant and constitutes a valid and binding obligation of Allegiant, and, assuming this Agreement constitutes a valid and binding obligation of Equality, is enforceable against Allegiant in accordance with its terms.

     6. TERMINATION ELECTION BY ALLEGIANT. (a) Termination Fee. At the request of Allegiant (the date at which such request is made is hereinafter referred to as the "Election Date") at any time commencing upon the first occurrence of an Exercise Event and ending upon the occurrence of an Exercise Termination Event the right to exercise the Option pursuant to Section 2 hereof, to the extent not exercised, shall terminate, and Equality (or any successor entity thereof) shall pay to Allegiant the Termination Fee. The Termination Fee (the "Termination Fee") shall be equal to the excess, if any, of (x) the Applicable Price (as defined below) for each share of Equality Common Stock over (y) the Exercise Price, multiplied by the number of Option Shares with respect to which the Option has not been exercised.

          (b) Payment of Termination Fee. If Allegiant exercises its rights under this Section 6, Equality shall, within 20 business days after such Election Date, pay the Termination Fee to Allegiant in immediately available funds, and, as of the Election Date, the right to exercise the Option pursuant to Section 2 hereof shall terminate. Notwithstanding the foregoing, to the extent that prior notification to or approval of the OTS or other regulatory authority is required in connection with the payment of all or any portion of the Termination Fee, Equality shall deliver from time to time that portion of the Termination Fee that it is not then so prohibited from paying and shall promptly file the required notice or application for approval and shall expeditiously process the same (and Allegiant shall cooperate with Equality in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Termination Fee requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have expired. If the OTS or any other regulatory authority prohibits payment of any part of the Termination Fee, Equality shall promptly give notice of such fact to Allegiant and Allegiant shall thereafter have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at such Election Date less the number of shares as to which a Termination Fee has been delivered pursuant to Section 6(a); provided that, if the Option shall have expired pursuant to Section 2 hereof before the date of such notice or shall be scheduled to expire at any time before the expiration of a period ending on the 30th business day after such date, Allegiant shall nonetheless have the right to exercise the Option pursuant to Section 2 hereof until the expiration of such period of 30 business days.

          (c) Applicable Price. For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share at which a tender or exchange offer has been made for shares of Equality Common Stock after the date of this Agreement and on or before such Election Date, (ii) the price per share to be paid by any third party for shares of Equality Common Stock or the consideration per share to be received by holders of Equality Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Equality entered into on or before such Election Date or (iii) the highest sale price per share on the American Stock Exchange (or, if the shares of Equality Common Stock are no longer traded thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the 30 business days preceding such Election Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an investment banking firm selected by Allegiant and reasonably acceptable to Equality, which determination shall be conclusive for all purposes of this Agreement.

     7. REGISTRATION RIGHTS. Equality shall, if requested by Allegiant at any time within two years after a Closing Date for Option Shares as expeditiously as possible prepare and file a registration statement under the Securities Act in order to permit the sale or other disposition of any or all such Option Shares or other securities that have been acquired by Allegiant upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Allegiant, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Equality shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Allegiant agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially 5% or more of the then outstanding voting power of Equality. Equality shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 120 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Equality hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate if the Board of Directors of Equality shall have reasonably determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Equality. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, shall be at Equality's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursement of Allegiant's counsel related thereto. Allegiant shall provide all information reasonably requested by Equality for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Equality effects a registration under the Securities Act of Equality Common Stock for its own account or for any other shareholders of Equality (other than on Form S-4 or Form S-8, or any successor form), it shall allow Allegiant the right to participate in such registration, and such participation shall not affect the obligation of Equality to effect a registration statement for Allegiant under this Section 7; provided that, if the managing underwriters of such offering advise Equality in writing that in their opinion the number of shares of Equality Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Equality shall include the shares requested to be included therein by Allegiant only to the extent permitted by the managing underwriters consistent with the financing requirements of Equality. In connection with any registration pursuant to this Section 7, Equality and Allegiant shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

     8. VOTING OF OPTION SHARES. Subject to restrictions imposed under the laws of the State of Delaware, if any, Allegiant shall have the right to vote any Option Shares acquired by it pursuant to this Agreement in any manner it deems appropriate, as determined in its sole discretion. Before exercise of the Option, Allegiant shall have no rights to vote any shares or have any other rights as a shareholder of Equality.

     9. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on Equality contained in this Agreement or in the Merger Agreement, in the event of any dividend (whether in cash, securities or other property, but excluding any regular, quarterly cash dividend of Equality) stock split, reclassification, recapitalization, reverse split, merger (other than the Merger), combination, exchange of shares or similar event, with respect to the Equality Common Stock, or the sale of Equality Common Stock or the grant of any option for the purchase of Equality Common Stock to anyone other than Allegiant, the type and number of shares or securities subject to the Option, and the Exercise Price provided in Section 1, shall be adjusted appropriately to restore to Allegiant its rights hereunder, including the right to purchase from Equality (or its successors) shares of Equality Common

Stock representing 19.9% of the outstanding Equality Common Stock, without giving effect to any shares subject to or issued pursuant to the Option, for the aggregate price calculated as of the date of this Agreement by multiplying the number of Option Shares set forth in
Section 1 by the per share Exercise Price set forth in Section 1.

     10.  ADDITIONAL AGREEMENTS OF EQUALITY.  Equality agrees:
(i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Equality Common Stock equal to the maximum number of shares of Equality Common Stock at any time and from time to time issuable hereunder; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Equality; and (iii) that it will cooperate with Allegiant in taking all action required (including complying with all applications, premerger notification, reporting and waiting period requirements specified in federal or state law or regulations necessary before the Option may be exercised and providing such information to each such governmental authority as it may require) in order to permit Allegiant to exercise the Option.

     11.  BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement or the Merger Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

     12. SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate or irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

     13. ENTIRE AGREEMENT. This Agreement and the Merger Agreement (including the exhibits and schedules thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.

     14. FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary or in order to consummate the transactions contemplated hereby.

     15. VALIDITY. If any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof. If for any reason such court or regulatory agency determines that the Option does not permit Allegiant to acquire, or does not require Equality to comply with Section 6 hereof with respect to the full number of shares of Equality Common Stock as provided in Sections 2 and 6 (as adjusted pursuant to Section 9), it is the express intention of Equality to allow Allegiant to acquire or require Equality to comply with Section 6 hereof with respect to such lesser number of shares as may be permissible without any amendment or modification hereof. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

     16. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or (ii) sent by reputable overnight courier service, or
(iii) telecopied (receipt electronically confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Allegiant, to:

          Allegiant Bancorp, Inc.
          2122 Kratky Road
          St. Louis, Missouri 63114
          Attention: Shaun R. Hayes
          Fax No. (314) 692-8500

     with a copy to:

          Thomas A. Litz, Esq.
          Thompson Coburn LLP
          One Firstar Plaza
          St. Louis, Missouri 63101
          Fax No.: (314) 552-7000

     If to Equality, to:

          Equality Bancorp, Inc.
          4131 South Grand Blvd.
          St. Louis, Missouri 63118
          Attention: Richard C. Fellhauer
          Facsimile: (314) 352-7768

     with a copy to:

          Christopher J. Zinski, Esq.
          Schiff Hardin & Waite
          6600 Sears Tower
          Chicago, Illinois 60606
          Fax No. (312) 258-5700

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be performed within such State.

     18. INTERPRETATION. When a reference is made in this Agreement to a Section such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     19. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                         ALLEGIANT BANCORP, INC.

                         By:
                            -------------------------------------
                            Name:
                            Title:



                         EQUALITY BANCORP, INC.

                         By:
                            -------------------------------------
                            Name:
                            Title:

                                                               EXHIBIT B
                                                               ---------

                            VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement"), dated as of July 26, 2000, is made and entered into by and among the undersigned (hereinafter the "Shareholder"), Equality Bancorp, Inc., a Delaware corporation ("Equality"), and Allegiant Bancorp, Inc. a Missouri corporation
("Allegiant").

     WHEREAS, Allegiant, Allegiant Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Allegiant ("Acquisition Corp."), and Equality have, contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that Acquisition Corp. shall be merged with and into Equality pursuant to the merger contemplated by the Merger Agreement (the "Merger");

     WHEREAS, as of the date hereof, the Shareholder is the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of
1934, as amended (the "Exchange Act")) of           shares of common
                                          ---------
stock, $.01 par value per share, of Equality ("Equality Common Stock");
and

     WHEREAS, as a condition to the willingness of Allegiant and Acquisition Corp. to enter into the Merger Agreement, Allegiant has required that the Shareholder and Equality agree, and in order to induce Allegiant and Acquisition Corp. to enter into the Merger Agreement, the Shareholder and Equality have agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                              ARTICLE I

                          VOTING OF SHARES

     1.1 Voting Agreement. The Shareholder hereby agrees: (a) to appear, or, to the extent he or she has the legal authority to do so, to cause the holder of record on the applicable record date (the "Record Holder") to appear, at any annual or special meeting of shareholders of Equality for the purpose of obtaining a quorum; (b) to vote, or, to the extent he or she has the legal authority to do so, to cause the Record Holder to vote, in person or by proxy, all of the shares of Equality Common Stock owned or hereafter acquired with respect to which the Shareholder has sole voting power (the "Shares") in favor of the Merger, the Merger Agreement (as in effect on the date hereof and as subsequently amended to the extent any such subsequent amendment would not have any material adverse effect on the Shareholder) and the transactions contemplated by the Merger Agreement; (c) to vote, or, to the extent he or she has the legal authority to do so, to cause the Record Holder to vote, the Shares against any action, proposal or agreement that could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Equality under the Merger Agreement, or which could reasonably be expected to result in any of the conditions to Equality's obligations under the Merger Agreement not being fulfilled; and (d) to vote, or, to the extent he or she has the legal authority to do so, to cause the Record Holder to vote, such Shares against: (i) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Equality or any of its subsidiaries; or (ii) a sale or transfer of a material amount of the assets of Equality or any of its subsidiaries (each of the events described in (i) and (ii) above as an "Alternative Transaction"). The Shareholder acknowledges receipt and review of a copy of the Merger Agreement. Notwithstanding any other provision of this Article I, the provisions of such Article I shall not prohibit or restrain the Shareholder from complying with his or her fiduciary obligations as a director or officer of Equality. The voting agreement set forth in this
Article I shall not apply to any Shares for which the Shareholder exercises voting power solely in a fiduciary capacity (other than as a fiduciary of a personal trust for the benefit of the Shareholder or any relative of the Shareholder).

     1.2   No Ownership Interest.  Nothing contained in this
Agreement shall be deemed to vest in Allegiant any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares shall remain and belong to the Shareholder, and Allegiant shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Equality or exercise any power or authority to direct the Shareholder in the voting of any of the Shares, except as otherwise expressly provided herein, or the performance of its duties or responsibilities as a shareholder of Equality.

     1.3 No Inconsistent Agreements. The Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement.

                              ARTICLE II

                       RESTRICTIONS ON TRANSFER

     2.1 Transfer of Title. (a) To the extent the Shareholder has sole investment power over any or all Shares, the Shareholder hereby covenants and agrees that he or she shall not, before the termination of this Agreement, offer, agree or otherwise sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any such Shares other than pursuant to the Merger, without the prior written consent of Allegiant.

           (b) The Shareholder hereby agrees and consents to the entry of stop transfer instructions with Equality against the transfer of any Shares inconsistent with the terms of Section 2.1(a).

                             ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

     The Shareholder hereby represents and warrants to Allegiant as follows:

     3.1 Authority Relative to This Agreement. The Shareholder is competent to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Allegiant and Equality, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     3.2 No Conflict. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or the Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance of the Shareholder of its obligations under this Agreement.

                             ARTICLE IV

                           MISCELLANEOUS

     4.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement or (b) the Effective Time (as defined in the Merger Agreement).

     4.2 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

     4.3 Successors and Affiliates. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and assigns. If the Shareholder shall acquire sole voting power with respect to any additional Shares, such Shares shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, the Shareholder specifically agrees that the obligations of the Shareholder hereunder shall not be terminated by operation of law, whether by death or incapacity of the Shareholder or otherwise.

     4.4 Entire Agreement. This Agreement constitutes the entire agreement among Allegiant, Equality and the Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among Allegiant, Equality and the Shareholder with respect to the subject matter hereof.

     4.5 Captions and Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

     4.6 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     4.7 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     4.8 Severability. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     4.9 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier number specified below:

           If to Shareholder:

                At the address set forth on the signature page hereto.

           If to Allegiant or Acquisition Corp.:

                Allegiant Bancorp, Inc.
                2122 Kratky Road
                St. Louis, Missouri 63114
                Attention: Shaun R. Hayes
                Fax No. (314) 692-8500

           with a copy to:
                Thomas A. Litz, Esq.
                Thompson Coburn LLP
                One Firstar Plaza
                St. Louis, Missouri 63101
                Telecopy No. (314) 552-7000

           If to Equality:
                Equality Bancorp, Inc.
                4131 South Grand Blvd.
                St. Louis, Missouri 63118
                Attention: Richard C. Fellhauer
                Facsimile: (314) 352-7768

           with a copy to:
                Christopher J. Zinski, Esq.
                Schiff Hardin & Waite
                6600 Sears Tower
                Chicago, Illinois 60606
                Telecopy No. (312) 258-5700

     4.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed on the date hereof.

                                 ALLEGIANT BANCORP, INC.

                                 By:
                                    ------------------------------
                                    Name:
                                    Title:

                                 EQUALITY BANCORP, INC.

                                 By:
                                    ------------------------------
                                    Name:
                                    Title:


                                    ------------------------------
                                    [Shareholder]

                                    Address:
                                            ----------------------

                                            ----------------------

                                            ----------------------

                                                            EXHIBIT C
                                                            ---------


                      [FORM OF AFFILIATE LETTER]

                                        , 2000
                         ---------------


Allegiant Bancorp, Inc.
2122 Kratky Road
St. Louis, Missouri 63114


Equality Bancorp, Inc.
4131 South Grand Blvd.
St. Louis, Missouri 63118

     RE: AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 26, 2000, AMONG ALLEGIANT BANCORP, INC., ALLEGIANT ACQUISITION
          CORPORATION AND EQUALITY BANCORP, INC.

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Merger (the "Agreement") dated as of July 26, 2000, by and among Allegiant Bancorp, Inc., a Missouri corporation ("Allegiant"), Allegiant Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Allegiant ("Acquisition Corp."), and Equality Bancorp, Inc., a Delaware corporation ("Equality"), providing for the merger of Acquisition Corp. with and into Equality (the "Merger"). Under the terms of the Agreement, all of the outstanding shares of common stock of Equality, $.01 par value per share ("Equality Common Stock"), will be converted into shares of common stock of Allegiant, $.01 par value per share ("Allegiant Common Stock").

     The undersigned has been advised that the issuance of shares of Allegiant Common Stock to the undersigned in connection with the Merger will be registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4 and that such registration will not cover any resale or other disposition of Allegiant Common Stock. The undersigned also has been advised that the undersigned may be deemed to be an affiliate of the Equality within the meaning of Rule 145 of the rules and regulations of the SEC under the Securities Act and that the shares of Allegiant Common Stock acquired by the undersigned in connection with the Merger may only be disposed of in conformity with the provisions hereof.

     The undersigned represents and warrants to and agrees with Allegiant and Equality as follows:

     (a) The undersigned shall not sell, exchange, transfer or otherwise dispose of any shares of Allegiant Common Stock received by the undersigned in the Merger except (i) at such time as a registration statement under the Securities Act covering sales of such Allegiant Common Stock by the undersigned is effective, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act, or (iii) in a transaction which, in the opinion of counsel for the undersigned or as described in a "no-action" or interpretive letter from the staff of the SEC, in each case satisfactory to Allegiant, is not required to be registered under the Securities Act. The undersigned acknowledges and agrees that Allegiant is under no obligation to register the sale, transfer or other disposition of such Allegiant Common Stock by the undersigned or on his or her behalf, or to take any other action necessary to make an exemption from registration available.

     (b) Allegiant shall not be bound by any attempted sale of any shares of Allegiant Common Stock by the undersigned, and Allegiant's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement. There will be placed on the certificate representing the shares of Allegiant Common Stock issued to the undersigned in the Merger, or any substitutions therefor, a restrictive legend stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145 UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT
     COMPLIANCE WITH SAID RULE."

     (c) The provisions of paragraphs (a) and (b) hereof shall also apply to any securities that may be paid as a dividend or otherwise distributed on or with respect to, or issued or delivered in exchange or substitution for, shares of Allegiant Common Stock received in the Merger by the undersigned.

     (d) The undersigned has the capacity to enter into this Letter Agreement and to make the representations, warranties and agreements herein, and to perform the obligations of the undersigned hereunder. This Letter Agreement constitutes a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. This Letter Agreement shall be binding upon, and enforceable against, administrators, executors, personal representatives, donees, heirs, legatees and devisees of the undersigned, and any pledgee holding as collateral any shares of Allegiant Common Stock issued to the undersigned in the Merger, and any such person shall be required to acknowledge in writing the terms of this Letter Agreement.

     Allegiant agrees that the stop transfer instructions and legend referred to in paragraph (c) hereof will be promptly removed upon (i) the sale, exchange, transfer or other disposition of the Allegiant Common Stock received in the Merger in full compliance with the provisions of this Letter Agreement or (ii) two years after the effective date of the Merger, provided that, in the latter case, the undersigned is not an affiliate of Allegiant and adequate current public information with respect to Allegiant is then available, within the meaning of Rule 144(c) under the Securities Act.

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                 Very truly yours,

                                 --------------------------------
                                 [Name]

Agreed to and accepted this
    day of            , 2000.
---        -----------
ALLEGIANT BANCORP, INC.

By:
   ----------------------------
Title:
      -------------------------

EQUALITY BANCORP, INC.

By:
   ----------------------------
Title:
      -------------------------